FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-234067

PROSPECTUS SUPPLEMENT

To prospectus dated October 9, 2019

U.S.$2,500,000,000

Republic of Panama

U.S.$2,500,000,000 4.500% Global Bonds due 2056

The Republic of Panama (the “Republic” or “Panama”) will pay interest on the 4.500% Global Bonds due 2056 (the “global bonds”) on April 1 and October 1 of each year, commencing on October 1, 2020. Panama will pay the principal of the global bonds in three equal installments on April 1 of each year commencing on April 1, 2054. The global bonds will mature on April 1, 2056. The global bonds will be unsubordinated, unsecured (subject to the provisions in the global bonds providing for securing such obligations in the event certain other obligations of Panama are secured), direct, unconditional and general obligations of Panama. The global bonds will be designated Equal Ranking Securities and, as such, the global bonds will rank without any preference among themselves and equally with all other unsecured and unsubordinated public indebtedness of Panama. It is understood that this provision shall not be construed so as to require Panama to make payments under the global bonds ratably with payments being made under any other public indebtedness. See “Debt Securities—Status of the Debt Securities” in the accompanying prospectus. Panama has pledged its full faith and credit for the due and punctual payment of principal and interest on the global bonds and all obligations of Panama in respect of the global bonds.

Panama may, at its option, redeem the global bonds, in whole or in part, before maturity, on not less than 30 nor more than 60 days’ notice on the terms described under “Description of the Global Bonds—Optional Redemption” in this prospectus supplement. The holders of the global bonds will not be entitled to the benefit of any sinking fund.

The global bonds will be designated Aggregated Collective Action Securities and, as such, will contain provisions regarding future modifications to the terms of the global bonds that differ from those applicable to Panama’s outstanding public external indebtedness issued prior to March 16, 2015. Under these provisions, which are described under “Description of the Global Bonds—Meetings, Amendments and Waivers” in this prospectus supplement and “Aggregated Collective Action Securities” in the accompanying prospectus, Panama may amend the payment provisions of any series of debt securities (including the global bonds) and other reserve matters listed in the fiscal agency agreement with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not certain “uniformly applicable” requirements are met, more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

Application will be made to list the global bonds on the Official List of the Luxembourg Stock Exchange and to have such global bonds admitted to trading on the Euro MTF Market.

Section 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) Notification

The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

See “Risk Factors” beginning on page S-8 for a discussion of factors you should consider before investing in the global bonds.

This prospectus supplement together with the prospectus dated October 9, 2019 constitutes a prospectus for the purpose of the Luxembourg Law on prospectuses for securities dated July 10, 2005.

Neither the United States Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The global bonds will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company, or DTC, for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York, on or about, April 1, 2020.

	Price to Public(1)	Underwriting Discount	Proceeds to the Republic before expenses
Per global bond	100.000%	0.065%	99.935%
Total for global bond	$2,500,000,000	$1,625,000	$2,498,375,000

(1) Plus accrued interest, if any, from April 1, 2020.

Joint Book-Running Managers

Credit Suisse	HSBC	J.P. Morgan

The date of this prospectus supplement is March 26, 2020

Panama has only provided you with the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Panama has not, and the underwriters have not, authorized anyone to provide you with different information. Panama and the underwriters are not making an offer of the global bonds in any jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus supplement or the accompanying prospectus as supplemented by this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement.

PROSPECTUS SUPPLEMENT

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PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

The Republic of Panama, having made all reasonable inquiries, confirms that this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein together contain all information with respect to Panama and the global bonds that is material in the context of the offering of the global bonds, and that such information is true and accurate in all material respects and is not misleading, that the opinions and intentions expressed herein are honestly held and that, to the best of Panama’s knowledge and belief, there are no other facts the omission of which would make any such information or the expression of any such opinions and intentions materially misleading. Panama accepts responsibility accordingly.

Panama has only provided or incorporated by reference information in this prospectus supplement and the accompanying prospectus. Panama has not authorized anyone else to provide you with any other information. You should not assume that the information in this prospectus supplement or the accompanying prospectus, or the information Panama has previously filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate as of any date other than their respective dates. Panama’s economic, fiscal or political circumstances may have changed since such dates. Later information that Panama files with the SEC updates and supersedes earlier information that is filed.

Panama is not offering to sell or soliciting offers to buy any securities other than the global bonds offered under this prospectus supplement and the accompanying prospectus, nor is Panama offering to sell or soliciting offers to buy the global bonds in places where such offers are not permitted by applicable law.

The global bonds described in this prospectus supplement are debt securities of Panama being offered under Registration Statement No. 333-234067 filed with the SEC under the U.S. Securities Act of 1933, as amended (the “registration statement”); the accompanying prospectus is part of the registration statement. The accompanying prospectus provides you with a general description of the securities that Panama may offer, and this prospectus supplement contains specific information about the terms of this offering and the global bonds. This prospectus supplement also adds, updates or changes information provided or incorporated by reference in the accompanying prospectus. Consequently, before you invest, you should read this prospectus supplement together with the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Those documents contain information regarding Panama, the global bonds and other matters. The registration statement, any post-effective amendments thereto, the various exhibits thereto and the documents incorporated therein by reference contain additional information about Panama and the global bonds. All such documents may be inspected at the office of the SEC. Certain terms used but not defined in this prospectus supplement are defined in the prospectus.

References to “U.S.$” or “$” in this prospectus supplement are to U.S. dollars.

References to the “Republic” or “Panama” are to the Republic of Panama.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the global bonds in certain jurisdictions may be restricted by law. Persons who receive copies of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

Panama has made forward-looking statements in this prospectus supplement and the accompanying prospectus. Statements that are not historical facts are forward-looking statements. These statements are based on Panama’s current plans, estimates, assumptions and projections. Therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Panama undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks. Panama cautions you that many factors could affect the future performance of the Panamanian economy. These factors include, but are not limited to:

•	interest rates in the United States and financial markets outside Panama;
•	political or governmental developments in Panama;
•	unintended consequences resulting from the implementation of economic or tax policies;
•	the imposition of trade barriers;
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•	general economic and business conditions in Panama and the global economy;
•	the ability of the Panama Canal to remain a competitive route for inter-oceanic transportation;
•	hostilities or political unrest in other countries that may affect international trade, commodity prices and the global economy; and
•	the occurrence of natural disasters, regional or global pandemics, or similar events.

SOVEREIGN IMMUNITY

Panama is a foreign sovereign state. Consequently, your ability to sue and enforce judgments against Panama may be limited. For more information, see “Jurisdiction and Enforcement” in the accompanying prospectus.

CERTAIN LEGAL RESTRICTIONS

The distribution of materials relating to the offering of the global bonds, and the transactions contemplated by the offering, may be restricted by law in certain jurisdictions. If materials relating to the offering of the global bonds come into your possession, you are required by Panama to inform yourself of and to observe all of these restrictions. The materials relating to the offering of the global bonds do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law. If a jurisdiction requires that the offering be made by a licensed broker or dealer and either of the Underwriters, or any affiliate of either Underwriter, is a licensed broker or dealer in that jurisdiction, the offering of the global bonds shall be deemed to be made by such Underwriter or such affiliate on behalf of Panama in that jurisdiction.

PRIIPs Regulation / Prohibition of sales to EEA and UK retail investors—The global bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the global bonds or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the global bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of global bonds in any member state of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of global bonds. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

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SUMMARY

This summary should be read as an introduction to this prospectus supplement and the accompanying prospectus. Any decision to invest in the global bonds by an investor should be based on consideration of this prospectus supplement and the accompanying prospectus as a whole.

The Issuer

Overview

Panama is a republic located on the narrowest point of the Central American isthmus, which connects the continents of North America and South America. It has a coastline of approximately 1,868 miles on the Caribbean Sea and Pacific Ocean, and is bordered on the east by Colombia and on the west by Costa Rica. Panama has a national territory of approximately 29,157 square miles situated within its coastline and 345 miles of land borders, and includes numerous coastal islands. The Panama Canal, which connects the Atlantic and Pacific Oceans, bisects the country running northwest to southeast.

As of July 1, 2018, Panama had an estimated population of 4.2 million and a population density of 56.1 people per square kilometer. The Panama Province, the Republic’s largest province, is estimated to have comprised 52.6% of Panama’s total population, and the Colón Province, located at the northern terminus of the Panama Canal, is estimated to have comprised 7.0% of the total population, at that date.

During the period from 2014 to 2018, the population grew by an average of 1.5% per annum. Approximately 69.0% of Panama’s population lives in cities and towns with more than 1,500 inhabitants, and 6.5% of the population is indigenous, some of whom are seeking greater autonomy from the Government. Of the Panamanian population, 26.4% is under 15 years of age, 65.4% is between the ages of 15 and 64, and 8.2% is over the age of 65. Average life expectancy in Panama is 78.5 years. The infant mortality rate for 2017 was estimated at 14.0 per 1,000 births. Panama’s official language is Spanish.

Panama’s preliminary per capita GDP for 2018, expressed in chained volume measure, was approximately U.S.$10,025. According to the 2010 census, education indicators show that Panama’s literacy rate for people over the age of ten years is approximately 94.5%.

Government

Panama is a republic with a representative form of government. In 1972, the original version of the current Constitution was adopted (the fourth in Panama’s history), setting forth the structure of the Government, individual and collective rights and duties, and the division of powers among the executive, legislative and judicial branches.

Executive power is vested in the President and the presidentially appointed Ministers, who constitute the Cabinet. The President and the Vice President are each elected by direct, universal suffrage for a term of five years. The President and the Vice President may not be reelected to the same office within ten years after the expiration of their term. In the event the President is unable to finish a term, the Vice President would succeed to the presidency.

National legislative power is vested in the National Assembly (the “Assembly”), Panama’s unicameral legislative body. The number of electoral circuits, each comprising an average of approximately 57,000 persons, determines the number of legislators; the Assembly currently has 71 seats. The full Assembly is elected by universal suffrage every five years. Members of the Assembly are not subject to limits on the number of terms in office to which they may be elected. The Assembly has, among other powers, the authority to enact legislation, ratify treaties, approve the budget and ratify the appointment of the Comptroller General, the Attorney General and justices of the Supreme Court of Justice, referred to as the Supreme Court.

Judicial power is vested in the Supreme Court and various lower tribunals. The President appoints the nine justices of the Supreme Court for staggered ten-year terms, subject to ratification by the Assembly. Lower court judges are appointed by the Supreme Court. The judicial branch prepares its own budget and sends it to the executive branch for inclusion in the general budget presented to the Assembly for approval. The Supreme Court is the final court of appeal and has the power to declare null and void laws, regulations or other acts of the executive or legislative branches that conflict with the Constitution.

Panama is administratively divided into ten provinces and three territories. In each province, executive power is exercised by a governor who is appointed by the President. There are no provincial legislative or judicial bodies. Provincial governments do not have their own independent budgets. Within each province are municipalities that are, in turn, divided into precincts. Each municipality has a municipal council and a mayor who exercises executive power. Mayors and members of municipal councils are elected by direct,

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universal suffrage for five-year terms. Municipalities levy and collect municipal taxes and adopt their own budgets for financing local projects.

On May 5, 2019, general elections were held in Panama. In the presidential elections, Laurentino Cortizo Cohen of the Partido Revolucionario Democratico (“PRD”) party was elected president of the Republic with approximately 33.35% of the votes. In the National Assembly elections, the PRD won 35 seats, Cambio Democratico won 18 seats, Partido Panameñista won eight seats, Movimiento Liberal Republicano Nacionalista (“MOLIRENA”) won five seats and five independent candidates won seats. The new government took office on July 1, 2019, for a five-year term.

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Selected Panamanian Economic Indicators(1)

The following table sets forth Panama’s principal economic indicators for the years 2015 through 2019:

	2015	2016	2017 (P)	2018 (E)	2019 (E)
Economic Data:
GDP (millions, nominal dollars)	$54,092	$57,908	$62,219	$65,128	$66,801
GDP (millions, constant dollars)(2)	$36,376	$38,178	$40,316	$41,804	$43,061
GDP (% change, constant dollars)(2)	5.7%	5.0%	5.6%	3.7%	3.0%
Service Sector (% change, constant dollars)(2)(3)	4.4%	4.7%	5.5%	4.3%	3.7%
Other (% change, constant dollars)(2)(4)	8.6%	5.9%	5.8%	4.0%	3.6%
GDP Per Capita (constant dollars)(2)	$9,150	$9,457	$9,838	$10,052	$10,207
Population (millions)	3.98	4.04	4.10	4.16	4.22
CPI—Period Average (% change)	0.2%	0.7%	0.9%	0.8%	-0.4%
Unemployment	5.1%	5.5%	6.1%	6.0%	7.1%
Public Finance:
Total Consolidated Non-Financial Public Sector Revenues (millions)	$10,701	$11,647	$12,432	$12,286	$12,756
Total Consolidated Non-Financial Public Sector Expenditures (millions)(5)	$11,909	$12,700	$13,436	$14,387	$14,614
Overall Surplus (Deficit) (millions)	$(1,208)	$(1,053)	$(1,004)	$(1,859)	$(2,108)
As % of Current GDP	(2.3)%	(1.9)%	(1.7)%	(2.9)%	(3.1)%
Central Government Surplus (Deficit) (millions)	$(2,010)	$(2,203)	$(1,819)	$(2,071)	$(2,505)
As % of Current GDP	(3.9)%	(4.0)%	(3.1)%	(3.2)%	(3.8)%
Public Debt (at December 31):
Internal Debt (millions)	$4,573	$4,700	$4,984	$5,112	$6,795
External Debt (millions)	$15,648	$16,902	$18,390	$20,575	$24,223
Public Debt (as % of Current GDP)
Internal Debt	8.5%	8.1%	8.0%	7.8%	10.2%
External Debt	28.9%	29.2%	29.6%	31.6%	36.3%
Total Public Debt (millions)	$20,221.7	$21,601.6	$23,373.6	$25,686.9	$31,018.5
Trade Data:
Exports (f.o.b.) Goods(6)(7) (millions)	$12,784	$11,687	$12,474	$13,356	—
Imports (c.i.f.) Goods(6)(7) (millions)	$(22,487)	$(20,699)	$(22,298)	$(23,969)	—
Goods Trade Balance(7) (millions)	$(9,721)	$(9,012)	$(9,824)	$(10,613)	—
Current Account Surplus(7) (Deficit) (millions)	$(4,274)	$(4,634)	$(4,941)	$(5,067)	—
Overall Balance of Payments Surplus (Deficit)(7) (millions)	$(984)	$1,327	$(1,296)	$(455)	—
Total Official Reserves (at December 31) (millions)	$3,045	$3,540	$2,339	$1,771	—

Note: Totals may differ due to rounding

(R)	Revised figures.
(E)	Estimated Figures
(P)	Preliminary figures.
(1)	All monetary amounts in millions of U.S. dollars at current prices, unless otherwise noted.
(2)	Constant GDP figures are based on 2007 constant dollars in chained volume measure.
(3)	Including real estate, public administration, commerce, restaurants and hotels, financial services, the CFZ, the Panama Canal, transportation and communications, public utilities and other services.
(4)	Including mining, manufacturing, agriculture and construction.
(5)	Including interest payments.
(6)	Including the CFZ.
(7)	Figures have been calculated pursuant to the sixth edition of the IMF Balance of Payments Manual.

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Sources: Directorate of Analysis and Economic Policies, Office of the Comptroller General, Banco Nacional de Panamá (“BNP”) and Ministry of Economy and Finance.

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The Global Bonds

Issuer	Republic of Panama.

Securities Offered	4.500% Global Bonds due 2056.

Aggregate Principal Amount	U.S.$2,500,000,000

Maturity Date	April 1, 2056.

Amortization of Principal	Panama will pay the principal of the global bonds in three equal installments on April 1 of each year, commencing on April 1, 2054.

Issue Price	U.S.$1,000 per U.S.$1,000 principal amount plus accrued interest, if any, from April 1, 2020.

Interest Rate	4.500% per annum, computed on the basis of a 360-day year, consisting of twelve 30-day months.

Interest Payment Dates	Semi-annually in arrears on April 1 and October 1 of each year. The first interest payment for the global bonds will be on October 1, 2020, and such payment will include interest from April 1 , 2020.

Use of Proceeds	The net proceeds from the sale of the global bonds will be approximately U.S.$2,497,825,000 after deduction of the underwriting discounts and the net expenses payable by Panama, estimated to be U.S.$550,000. Panama intends to use the net proceeds of the offering for general budgetary purposes.

Aggregated Collective Action Clauses	The global bonds will be designated Aggregated Collective Action Securities and, as such, will contain provisions regarding future modifications to the terms of the global bonds that differ from those applicable to Panama’s outstanding public external indebtedness issued prior to March 16, 2015. Under these provisions, which are described under “Description of the Global Bonds—Meetings, Amendments and Waivers” in this prospectus supplement and “Aggregated Collective Action Securities” in the accompanying prospectus, Panama may amend certain key terms of the global bonds, including the maturity date, interest rate and other payment terms, without your consent.

Optional Redemption	The global bonds will be subject to redemption at the option of Panama before maturity. See “Description of the Global Bonds—Optional Redemption” in this prospectus supplement.

Sinking Fund	The holders of the global bonds will not be entitled to the benefit of any sinking fund.

Status	The global bonds will be unsubordinated, unsecured (subject to the provisions in the global bonds providing for securing such obligations in the event certain other obligations of Panama are secured), direct, unconditional and general obligations of Panama. The global bonds will be designated Equal Ranking Securities and, as such, the global bonds will rank without any preference among

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themselves and equally with all other unsecured and unsubordinated public indebtedness of Panama. It is understood that this provision shall not be construed so as to require Panama to make payments under the global bonds ratably with payments being made under any other public indebtedness. See “Debt Securities—Status of the Debt Securities” in the accompanying prospectus. Panama has pledged its full faith and credit for the due and punctual payment of principal and interest on the global bonds and all obligations of Panama in respect of the global bonds.

Denominations	The global bonds will be issued in denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

Further Issues	From time to time, without the consent of holders of the global bonds, and subject to the required approvals under Panamanian law, Panama may create and issue additional debt securities with the same terms and conditions as those of the global bonds (or the same except for the amount of the first interest payment and the issue price), provided that such additional debt securities are fungible with the existing global bonds for purposes of U.S. federal income taxation (regardless of whether any holders of such debt securities are subject to the U.S. federal tax laws). See “Description of the Global Bonds—Further Issues of the Global Bonds” and “Description of the Global Bonds—Meetings, Amendments and Waivers” in this prospectus supplement.

Form	The global bonds will be represented by one or more book-entry securities in fully registered form, without coupons, and are and will be registered in the name of, and deposited with a custodian for, DTC. Beneficial interests in the global bonds will be shown on, and transfer thereof will be effected only through, records maintained by DTC and its participants, unless certain contingencies occur, in which case the global bonds will be issued in definitive form. See “Description of the Global Bonds—Definitive Bonds” in this prospectus supplement.

Book-Entry System	Upon the issuance of the global bonds as book-entry securities, DTC or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the global bonds represented by the book-entry securities to the accounts of institutions (“DTC participants”) that have accounts with DTC or its nominee that the underwriter designates. Ownership of beneficial interests in the book-entry securities will be limited to DTC participants or persons that may hold interests through DTC participants. Ownership of beneficial interests in the book-entry securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC participants) and on the records of DTC participants (with respect to interests of persons other than DTC participants). Investors may elect to hold interests in the global bonds through any of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), if they are participants of such systems, or indirectly through organizations which are participants in such systems.

Fiscal Agent	The global bonds will be issued pursuant to a fiscal agency agreement, dated as of September 26, 1997, as amended by Amendment No. 1 thereto, dated as of September 4, 2003, Amendment No. 2 thereto, dated as of February 13, 2015, and Amendment No. 3 thereto, dated as of October 26, 2016, between Panama and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.), as fiscal agent, paying agent, transfer agent and registrar.

Taxation	For a discussion of certain Panama and United States federal income tax

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consequences associated with the global bonds, see “Taxation—Panamanian Taxation” and “—U.S. Taxation” in this prospectus supplement and “Debt Securities—Tax Withholding; Payment of Additional Amounts” in the accompanying prospectus. Investors should consult their own tax advisors in determining the non-U.S., U.S. federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the global bonds.

Payment of Principal and Interest	Principal of and interest on the bonds and any other amounts due with respect to the bonds will be payable in U.S. dollars or other legal tender of the United States. As long as the global bonds are in the form of book-entry securities, payment of principal and interest to investors will be made through the facilities of DTC.

Negative Pledge	The global bonds will contain certain covenants, including restrictions on the incurrence of certain Liens. See “Debt Securities—Negative Pledge” in the accompanying prospectus.

Events of Default	The global bonds will contain events of default the occurrence of which may result in the acceleration of Panama’s obligations under the global bonds prior to maturity upon notice by holders of at least 25% of the aggregate principal amount of the aggregate of the outstanding global bonds. See “Description of the Global Bonds— Events of Default; Acceleration of Maturity” in this prospectus supplement.

Governing Law	The global bonds will be governed by the laws of the State of New York except with respect to their authorization and execution, which will be governed by the laws of the Republic of Panama.

Listing	Application will be made to list the global bonds on the Official List of the Luxembourg Stock Exchange and to have such global bonds admitted to trading on the Euro MTF Market.

Security Identifiers	CUSIP: 698299BM5

ISIN: US698299BM53

Common Code: 215102254

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Risk Factors	Risk factors relating to the global bonds:
•	the price at which the global bonds will trade in the secondary market is uncertain; and
•	the global bonds will contain provisions that permit Panama to amend the payment terms without the consent of all holders.

Risk factors relating to Panama:
•	Panama is a foreign sovereign state and, accordingly, it may be difficult to obtain or enforce judgments against it;
•	certain economic risks are inherent in any investment in an emerging market country such as Panama;
•	Panama’s U.S. dollar monetary arrangements impose constraints on fiscal and monetary policies and on its ability to finance deficits;
•	an adverse change in Panama’s debt-to-GDP ratio could increase the burden of servicing Panama’s debt;
•	Panama’s economy remains vulnerable to external shocks, including those that could be caused by future significant economic difficulties of its major regional trading partners or by more general “contagion” effects, which could have a material adverse effect on Panama’s economic growth and its ability to service its public debt; and
•	the worldwide economic effects of the outbreak of the Coronavirus could adversely affect Panama’s economy.

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RISK FACTORS

This section describes certain risks associated with investing in the global bonds. You should consult your financial and legal advisors about the risk of investing in the global bonds. Panama disclaims any responsibility for advising you on these matters.

Risk Factors Relating to the Global Bonds

The price at which the global bonds will trade in the secondary market is uncertain.

Panama has been advised by the underwriters that they intend to make a market in the global bonds but are not obligated to do so and may discontinue market making at any time without notice. Application will be made to list the global bonds on the Luxembourg Stock Exchange and to have the global bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given as to the liquidity of the trading market for the global bonds. The price at which the global bonds will trade in the secondary market is uncertain. In addition, government-related entities in Panama may, from time to time, purchase a portion of the global bonds, further reducing the amount of global bonds outstanding and reducing the liquidity of the secondary markets for the global bonds.

The global bonds will contain provisions that permit Panama to amend the payment terms without the consent of all holders.

The global bonds will be designated Aggregated Collective Action Securities and, as such, will contain provisions regarding future modifications to the terms of the global bonds that differ from those applicable to Panama’s outstanding public external indebtedness issued prior to March 16, 2015. Under these provisions, which are described under “Description of the Global Bonds—Meetings, Amendments and Waivers” in this prospectus supplement and “Aggregated Collective Action Securities” in the accompanying prospectus, Panama may amend the payment provisions of any series of debt securities (including the global bonds) and other reserve matters listed in the fiscal agency agreement with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually, whether or not certain “uniformly applicable” requirements are met.

Risk Factors Relating to Panama

Panama is a foreign sovereign state and accordingly it may be difficult to obtain or enforce judgments against it.

Panama is a foreign sovereign state. As a result, it may be difficult or impossible for investors to obtain or enforce judgments against Panama, whether in an investor’s own jurisdiction or elsewhere. See “Jurisdiction and Enforcement” in the accompanying prospectus.

Certain economic risks are inherent in any investment in an emerging market country such as Panama.

Investing in an emerging market country such as Panama carries economic risks. These risks include many different factors that may affect Panama’s economic results, including the following:

•	interest rates in the United States and financial markets outside Panama;

•	political or governmental developments in Panama;
•	changes in economic or tax policies;
•	the imposition of trade barriers;
•	general economic and business conditions in Panama and the global economy;
•	the ability of the Panama Canal to remain a competitive route for inter-oceanic transportation;
•	hostilities or political unrest in other countries that may affect international trade, commodity prices and the global economy; and

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•	the occurrence of natural disasters, regional or global pandemics, or similar events.

Any of these factors, as well as volatility in the markets for securities similar to the global bonds, may adversely affect the liquidity of, and trading markets for the global bonds. See “Forward-looking Statements” in this prospectus supplement.

Panama’s U.S. dollar monetary arrangements impose constraints on fiscal and monetary policies and on its ability to finance deficits.

Public finance in Panama is heavily influenced by the U.S. dollar-based monetary arrangements in place since 1904. Panama has used the U.S. dollar as its legal tender since shortly after gaining its independence. The national currency, the Balboa, is used primarily as a unit of account linked to the U.S. dollar at a ratio of one dollar per one Balboa. The Government does not print paper currency, although a limited amount of coinage is minted. Although the absence of a printed national currency and the general absence of domestic budgetary financing through the banking system (other than from 1987 to 1989) reduce the risk of runaway inflation, they do impose constraints on fiscal and monetary policy, particularly for responding to external shocks, that are not present in countries that can finance their deficits by printing local currency through central banks that can act as lender of last resort. In 2016, Panama’s non-financial public sector balance recorded a deficit of $1,052.7 million (or 1.9% of nominal GDP). In 2017, Panama’s non-financial public sector balance recorded a preliminary deficit of $1,003.8 million (or 1.7% of nominal GDP). In 2018, Panama’s non-financial public sector balance recorded an estimated deficit of $1,858.5 million (or 2.9% of nominal GDP). In 2019, Panama’s non-financial public sector balance recorded an estimated deficit of $2,100.7 million (or 3.1% of nominal GDP).

Future deficits could result in an increase in Panama’s debt, which could in turn have an adverse effect on Panama’s ability to service its debt.

An adverse change in Panama’s debt-to-GDP ratio could increase the burden on servicing Panama’s debt.

Panama’s gross public debt to GDP ratio was 37.4% in 2015, 37.3% in 2016, 37.6% in 2017, 39.4% in 2018 and 44.7% in 2019. Any significant increase in Panama’s gross public sector debt-to-GDP ratio could have an adverse effect on Panama’s ability to service its debt. See “Recent Developments—The Economy” in this prospectus supplement.

Panama’s economy remains vulnerable to external shocks, including those that could be caused by future significant economic difficulties of its major regional trading partners or by more general “contagion” effects, which could have a material adverse effect on Panama’s economic growth and its ability to service its public debt.

Emerging-market investment generally poses a greater degree of risk than investment in more mature market economies because the economies in the developing world are more susceptible to destabilization resulting from domestic and international developments.

A significant decline in the economic growth of, or relationships with, any of Panama’s major trading partners, or a global slowdown in economic growth, could adversely affect Panama’s economic growth. In addition, because international investors’ reactions to the events occurring in one emerging market country sometimes appear to demonstrate a “contagion” effect, in which an entire region or class of investment is disfavored by international investors, Panama could be adversely affected by negative economic or financial developments in other emerging market countries. Panama is also vulnerable to external developments due to its reliance on foreign creditors.

In 2015, real GDP grew by 5.7%, primarily due to growth port activity, mining, financial intermediation, tourism, and Panama Canal services. For 2016, real GDP grew by 5.0%, primarily due to construction, mining, real estate and financial intermediation activities. For 2017, preliminary real GDP grew by 5.6% primarily due to port activity, air transport, financial intermediation, and Panama Canal services. For 2018, estimated real GDP grew by 3.7% primarily due to port activity, air transport, financial intermediation, Panama Canal services, and construction. For 2019, estimated real GDP grew by 3.0% primarily due to mining sector, being the most dynamic by the increase in the extraction of copper activity. In addition, port activities, air transport and Panama Canal services contributed to the economic growth. There can be no assurance that any crises such as those described above or similar events will not negatively affect investor confidence in emerging markets or the economies of the principal countries in Latin America, including Panama. In addition, there can be no assurance that these events will not adversely affect Panama’s economy, its ability to raise funding in the external debt markets in the future or its ability to service its public debt.

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The worldwide economic effects of the outbreak of the Coronavirus could adversely affect Panama’s economy.

The outbreak of Coronavirus disease 2019 (“COVID-19”) is currently having an indeterminable adverse impact on the world economy. The Coronavirus was reportedly first detected in Wuhan, Hubei Province, China, and first reported to the World Health Organization (“WHO”) country office in China on December 31, 2019. On January 30, 2020, the WHO declared COVID-19 a public health emergency of international concern and on March 11, 2020, declared the outbreak a pandemic. COVID-19 has begun to have numerous worldwide effects on general commercial activity. In Panama, following the discovery of the first case of COVID-19 in the country, the government implemented various protective measures, including declaring a National State of Emergency, decreeing a national curfew, suspending international passenger flights and extending tax amnesty. See “Recent Developments.”

At this time, given the uncertainty of the lasting effect of COVID-19, the financial impact on Panama’s economy cannot be determined. In the medium to long term, if the spread of COVID-19 is prolonged, it could adversely affect the economies and financial markets of Panama and of many other countries, resulting in an economic downturn that could, among other effects, reduce international trade flows, including shipments through the Panama Canal and air traffic through the Tocumen Airport. The occurrence of these events could have an adverse effect on Panama’s economy.

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INCORPORATION BY REFERENCE

The SEC allows Panama to incorporate by reference some information that Panama files with the SEC. Panama can disclose important information to you by referring you to those documents. Panama’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Exhibit D to Panama’s annual report on Form 18-K for the year ended December 31, 2018, filed with the SEC on September  27, 2019, as amended by Amendment No.1 thereto filed on November  26, 2019 and as may be further amended from time to time (as so amended, the “Annual Report”), is considered part of and incorporated by reference in this prospectus supplement and the accompanying prospectus. You may also obtain copies of documents incorporated by reference, free of charge, at the office of the Luxembourg paying agent specified on the inside back cover of this prospectus supplement.

For purposes of Commission Regulation (EC) No. 2019/980, any information not listed in the cross reference table but included in the documents incorporated by reference is given for information purposes only:

Prospectus Regulation Item	Annual Report on Form 18-K for 2018
Issuer’s position within the governmental framework	“The Republic of Panama—Form of Government and Political Parties” on pages D-11 to D-12 of Exhibit D

Geographic location and legal form of the issuer	“The Republic of Panama” on pages D-10 to D-12 of Exhibit D

Recent events relevant to the issuer’s solvency	“The Panamanian Economy—Reforms and Development Programs” and “—Economic Performance—2014 Through 2018” on pages D-13 to D-25 of Exhibit D

Structure of the issuer’s economy	“Structure of the Panamanian Economy” on pages D-26 to D-32, “The Panama Canal” on pages D-33 to D-40, “The Colón Free Zone” on pages D-41 to D-42 and “Financial System” on pages D-56 to D-63 of Exhibit D

Gross domestic product	“The Panamanian Economy” on pages D-13 to D-25 of Exhibit D

Panama’s political system and government	“The Republic of Panama —Form of Government and Political Parties” on pages D-11 to D-12 of Exhibit D

Tax and budgetary systems of the issuer	“Public Finance—Central Government Budget” and“—Taxation” on pages D-48 to D-50 of Exhibit D

Gross public debt of the issuer	“Public Sector Debt” on pages D-77 to D-84 of Exhibit D

Foreign trade and balance of payments	“Foreign Trade and Balance of Payments” on pages D-64 to D-76 of Exhibit D

Foreign exchange reserves	“Public Finance—International Reserves” on page D-52 of Exhibit D

Financial position and resources	“Public Finance” on pages D-48 to D-55 of Exhibit D

Income and expenditure figures and 2019 Budget	“Public Finance—Central Government Budget” on pages D-48 to D-55 of Exhibit D

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USE OF PROCEEDS

The net proceeds from the sale of the global bonds will be approximately U.S.$2,497,825,000 after deduction of the underwriting discounts and the net expenses payable by Panama, estimated to be U.S.$550,000. Panama intends to use the net proceeds of the offering for general budgetary purposes.

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 RECENT DEVELOPMENTS

The information included in this section supplements the information about Panama contained in Panama’s Annual Report. To the extent the information in this section is inconsistent with the information contained in such Annual Report, the information in this section replaces such information. Initially capitalized terms used in this section have the respective meanings assigned to those terms in such Annual Report.

Political Developments

On November 20, 2019, President Laurentino Cortizo appointed Saleh Asvat as national secretary of the Public Private Partnership (“PPP”) Regime, pursuant to the provisions of Law 93 of September 19, 2019, which created the PPP Regime.

On December 17, 2019, the plenary session of the National Assembly ratified former prosecutor Eduardo Ruben Ulloa Miranda as Attorney General to replace the former Attorney General, Kenia Porcell, who resigned from the position as of December 31, 2019. In the same session, the National Assembly ratified Javier Caraballo as the alternate Attorney General and Mónica Castillo Arjona as the alternate Attorney of the Administration. Former Attorney General Kenia Porcell had previously announced her resignation on November 12, 2019, which became effective as of January 1, 2020. Porcell resigned with the intent to preserve the institutional integrity of the Procuraduria General after text messages between her and former Panamanian President Juan Carlos Varela regarding, among other things, collaboration agreements between the Public Ministry and several state contractors investigated for money laundering and the extradition requested from the United States of Ricardo Alberto and Luis Enrique Martinelli Linares, sons of former Panamanian President Ricardo Martinelli, were leaked.

On December 23, 2019, President Laurentino Cortizo announced that he would present to his cabinet a proposal to withdraw the National Assembly’s constitutional reform proposals and instead initiate a dialogue with the Panamanian people about constitutional reform, to be facilitated by the United Nations Development Program.

On January 23, 2020, the plenary session of the National Assembly ratified the appointment of Julio Javier Justiniani Castillo as Superintendent of the Securities Market.

On February 20, 2020, Jorge Alberto Rosas, former member of the National Assembly, was arrested and charged with money laundering in connection with ongoing Odebrecht corruption investigations. On March 5, 2020, a Judge ordered Mr. Rosas to remain in detention without the possibility of bail.

Recent Government Actions

On November 19, 2019, the HPH joint venture of Hyundai Engineering & Construction Co., POSCO and Hyundai Engineering Co. was awarded the contract for the construction of Line 3 of the Panama Metro. Plans for Line 3 call for an elevated metro system with 14 stations connecting Albrook with Ciudad Futuro. Line 3 is expected to have a total length of 25 kilometers with the capacity to transport up to 20 thousand passengers during peak hours.

On December 3, 2019, the plenary session of the National Assembly approved bill No. 56, which creates the Superintendency of Non-Financial Subjects. The Superintendency will be composed of a director, a deputy director and a Board of Directors made up of representatives from the government and the private sector, with the goal of combatting money laundering, terrorist financing and the proliferation of weapons of mass destruction. The law entered into force on January 7, 2020.

On December 5, 2019, President Laurentino Cortizo enacted Law 5 of 2019, which creates the "Study without Hunger" program. The law aims to benefit low income students by providing them with healthy food and adequate nutrition.

On December 16, 2019, the Governments of Panama and Uruguay signed a memorandum of understanding regarding digital government. As part of this initiative, the authorities presented the National Digital Agenda, which includes among its initial programs the improvement of the state payment gateway, the creation of a digital wallet and the provision of prepaid cards for citizens.

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On December 22, 2019, the Panama Metro reported that the extension of the Metro Line 2 to the Tocumen International Airport registered an advance of 14%.

On December 23, 2019, The Cabinet Council approved the extension of the Western Tariff Fund through December 31, 2020, to guarantee stable electricity rates during the first six months of 2020 in the western part of the country, which currently reaches U.S.$0.06 per kilowatt hour.

On December 30, 2019, President Laurentino Cortizo enacted Law 121 of 2019 which creates the “Learn by Doing” project. The project’s objective is to expand the range of job opportunities for youths by promoting their employment through programs such as paid internships in private sector companies.

On December 30, 2019, President Laurentino Cortizo’s government published the Strategic Government Plan for the years 2019-2024, which seeks to invigorate the economy, generate more jobs, and combat poverty.

On December 31, 2019, the Government enacted a 3.3% increase to the minimum wage throughout all sectors with the exception of hospitality (1%), mining (6%), retail (3%), flight attendants (5%) and banana sector employees (8%).

On January 1, 2020, Decree No. 27 of 2019, entered into force. Decree No. 27 is expected to allow the CFZ to better manage commercial movement statistics, enabling the CFZ to assess which products and markets have the greatest volume.

On January 27, 2020, the Ministry of Public Works terminated the U.S$89.1 million concession with Astaldi for the construction of a highway in the Cardenas region. The decision was made in light of environmental violations by Astaldi.

On February 7, 2020, Fitch Ratings (“Fitch”) confirmed Panama’s investment grade rating of BBB and revised the outlook from stable to negative.

On February 11, 2020, Fitch confirmed the PCA’s rating of A, Tocumen International Airport’s rating of BBB, the National North Highway Company, ENA Norte’s rating of BBB and the National South Highway Company ENA Sur’s rating of BBB.

On February 18, 2020, Law 126, which regulates teleworking contracts between employers and employees in the Republic of Panama, was enacted.

On February 18, 2020, the European Union finance ministers added Panama to its list of non-cooperative jurisdictions for tax purposes for allegedly having shortcomings with respect to the exchange of tax information on request based on the OECD’s Global Forum on Transparency and Exchange of Information for Tax Purposes (“Global Forum”) report published in November 2019. The report rated Panama as Partially Compliant on tax transparency issues. On March 20, 2020, during a visit to Panama, the Director of the Centre for Tax Policy and Administration of the Organization for Economic Cooperation and Development (“OECD”), Pascal Saint-Amans acknowledged that Panama had taken important steps to follow international standards of fiscal transparency Saint-Amans further recognized that Panama is actively working to provide additional accounting information of certain entities. Saint-Amans considers that Panama’s inclusion on the blacklist of tax havens is temporary and would be resolved in the near future. During the same visit to Panama, Zayda Manatta, the head of Global Forum, stated that Panama was involved in the improvement of relations with its peers as well as with improving international transparency.

On March 9, 2020, The Ministry of Health reported that after tests were carried out at the Gorgas Commemorative Institute, the first case of COVID-19 in Panama was confirmed.

On March 13, 2020, Cabinet Resolution No. 11 declared a National State of Emergency due to COVID-19. The resolution directed government agencies to work to combat this public health emergency.

On March 13, 2020, The Panama Metro announced that it will begin the transfer of "U" beams for the “Ramal” project of Line 2 of the Panama Metro, which is 31% complete.

On March 17, 2020, the Government of the Republic of Panama decreed a curfew throughout the national territory for the entire population, from 9:00 p.m. to 5:00 a.m., as a preventive measure against the COVID-19 pandemic. Employees in charge of essential public services are exempt from this measure. On March 24, 2020, the curfew was extended from 5:00 p.m. to 5:00 a.m. On

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March 25, 2020, President Laurentino Cortizo decreed a total curfew throughout Panama in which citizens will be allowed to leave their homes for a maximum of two hours to buy food, medicine and basic necessities.

On March 19, 2020, Executive Decree No. 499 declared the provinces of Panama, Panama West and Colon to be epidemic zones subject to sanitary control in order to mitigate the spread of COVID-19 in the country.

On March 19, 2020, President Laurentino Cortizo ordered the suspension of all international passenger flights into and out of Panama, beginning on Sunday, March 22, 2020, for a period of 30 days, as a measure to combat the spread of COVID-19 in the country.

On March 20, 2020, President Laurentino Cortizo enacted Law No. 134, which extends a tax amnesty until June 30, 2020. If tax payments are made prior to the end of June, 85% of interest, surcharges and fines will be forgiven.

As of March 25, 2020, the Government of Panama reported that the number of confirmed COVID-19 cases in the country reached 443 and the number of deaths increased to eight.

The Panamanian Economy

In 2019, Panama’s preliminary GDP growth was 3.0%, compared to 3.7% in 2018. Inflation, as measured by the average CPI with base year 2013, was 0.7% in 2019, compared to 0.8% in 2018. The unemployment rate increased from 6.0% in 2018 to 7.1% in 2019.

The transportation, storage and communications sector grew by 6.8% in 2019 compared to 2018, representing 14.2% of GDP in 2019. Growth was primarily due to increased operations in the Panama Canal as well as increased activity in ports and in air and ground transportation. Mining activities increased by 45.4% in 2019 compared to 2018, representing 2.5% of GDP in 2019. Growth in mining activities was primarily due to an increase in the mining of copper the production of copper concentrates.

The construction sector grew by 0.1% in 2019 compared to 2018, representing 16.2% of GDP. Growth in the construction sector was primarily due to the completion of public and private infrastructure projects. The financial intermediation sector grew by 3.3% in 2019 compared to 2019, representing 7.3% of GDP. Growth in the financial intermediation sector was attributable mainly to increased banking activity.

The manufacturing sector decreased by 1.5% in 2019 compared to 2018, representing 5.0% of GDP in 2019. The decrease in the manufacturing sector was primarily due to a decrease in the production of meat and fish products. The agricultural sector grew by 7.9% in 2019 compared to 2018, representing 2.0% of GDP in 2019. Growth in the agricultural sector was primarily due to an increase in the production of rice, bananas and melons. The fisheries sector decreased by 25.1% in 2019 compared to 2018, representing 0.3% of GDP in 2019. The decrease in the fisheries sector was primarily due to a decrease in the catch and export of shrimp and frozen and fresh fish. The commerce, hotels and restaurants sector grew by 2.1% in 2019 compared to 2018, representing 20.0% of GDP in 2019. Growth in the commerce, hotels and restaurants sector was primarily due to an increase in sales of fuel, food, tobacco and beverages.

The Central Government’s current savings in 2019 registered a surplus of U.S.$1,007.0 million (1.5% of nominal GDP) compared to a surplus of U.S.$1,725.1 million in 2018 (2.7% of nominal GDP). The Government’s overall deficit increased to U.S.$2,504.8 million in 2019 (3.8% of nominal GDP) from U.S.$2,071.3 million in 2018 (3.2% of nominal GDP). In 2019, Panama’s non-financial public sector balance registered a deficit of U.S.$2,100.7 million (3.1% of nominal GDP), an increase from a deficit of U.S.$1,858.5 million (2.9% of nominal GDP) in 2018.

The Government has entered into various turnkey and deferred payment contracts with multiyear completion and payment schedules. Under Panamanian law, the contracts must receive priority over other capital expenditures in the preparation of the budget. The contracts include certain infrastructure projects, such as highways, hospitals, national security infrastructure and sports facilities. According to Panamanian law, the amount of the government’s total commitments under these contracts must be included in the Republic’s budget for the year in which each payment is due and they are not categorized as debt instruments. As of December 2019, the total estimated amount of payments scheduled under outstanding turnkey and deferred payment contracts from 2020 to 2022 was approximately U.S.$655.8 million.

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Structure of the Panamanian Economy

Service Sector. The Panamanian economy is based primarily on the service sector, which accounted for an average of 70.0% of GDP in chained volume measure from 2015 to 2019. Services include real estate; transportation, storage and communications; commerce, restaurants and hotels; financial intermediation; public administration; the Panama Canal; the CFZ; and public utilities. While the commerce sector, real estate sector and transportation sector represent significant percentages of real GDP (estimated to be 20.0%, 12.9% and 14.2%, respectively, of real GDP in 2019), the Panamanian economy is distinguished by the economic benefits generated by the Panama Canal and the CFZ.

Commerce. Commerce, which includes wholesale and retail activities as well as restaurants and hotels — is the largest component of the service sector and represented an estimated 20.0% of real GDP in 2019, 20.2% of real GDP in 2018, 20.4% of real GDP in 2017, 20.8% of GDP in 2016, and 21.1% of GDP in 2015. In 2019, commerce activities rose 2.1% compared to 2018, in part as a result of increased sales of fuel, food, tobacco and beverages. In 2019, the restaurants and hotels sector decreased 0.2% primarily due to reduced consumption.

Real Estate. The second largest component of the service sector is real estate, which consists of rental income and the imputed rental value of real estate that is occupied but not rented. Real estate represented an estimated 12.9% of GDP in chained volume measure in 2019, 13.1% of GDP in chained volume measure in 2018, 13.3% of GDP in 2017, 13.6% of GDP in 2016, and 13.8% of GDP in 2015.

Transportation and Communications. The transportation and communications sector, which includes ports, airports, rails and telecommunications and is the third largest component of the service sector, has been an important component of the Panamanian economy in recent years. It represented an estimated 14.2% of real GDP in chained volume measure in 2019, 13.7% of real GDP in chained volume measure in 2018, 13.3% of real GDP in 2017, 12.6% of GDP in 2016, and 13.0% in 2015.

Financial Services. The financial services sector represented an estimated 7.3% of GDP in chained volume measure in 2019, 7.3% of GDP in 2018, 7.3% of GDP in 2017, 7.4% of GDP in 2016, and 7.2% of GDP in 2015. An important component of the sector’s contribution to GDP is attributable to the banking sector, which, as of September 2019, consisted of two state-owned banks (BNP and Caja de Ahorros) and 80 private banks. The private banking sector includes general license banks, international license banks, and foreign banks with representative offices. As of September 30, 2019, banking sector assets and deposits totaled approximately U.S.$122.6 billion and U.S.$85.0 billion, respectively.

Colón Free Zone. The CFZ has become the largest duty-free zone in the Western Hemisphere in terms of commercial activity. As of December 2018, approximately 2,193 companies use the CFZ service facilities for a variety of trading activities. Total imports to the CFZ were U.S.$9.8 billion in 2018, an increase of 6.1% compared to 2017. Total re-exports in 2018 were U.S.$10.8 billion, an increase of 3.6% compared to 2017. CFZ value added (implied by the value of re-exports minus the value of imports) decreased to an estimated U.S.$1.0 billion in 2018, compared to U.S.$1.2 billion in 2017.

Panama Canal. In the PCA’s 2019 fiscal year, canal transits decreased to 13,785 transits from 13,795 transits in 2018, while cargo tonnage decrease to 252.4 million long tons from 255.0 million long tons in 2018. According to the PCA, toll revenues for fiscal year 2019 reached U.S.$2,592.0 million, an increase of 4.3% compared to U.S.$2,485.0 million in fiscal year 2018, representing 3.9% of Panama’s estimated GDP for 2019 measured in nominal dollars.

Industrial Sector. After the service sector, the next largest segment of the economy consists of the industrial activities of manufacturing and construction, collectively representing an estimated 21.1% of GDP in chained volume measure in 2019, 22.8% of GDP in 2018, 22.0% of GDP in 2017, 21.8% of GDP in 2016, and 21.5% of GDP in 2015.

Manufacturing represented an estimated 5.0% of GDP in chained volume measure in 2019, 5.2% of GDP in chained volume measure in 2018, 5.3% of GDP in 2017, 5.5% of GDP in 2016, and 5.7% of GDP in 2015. Manufacturing is principally geared to the production of processed foods and beverages and, to a lesser extent, clothing, chemical products and construction materials for the domestic market. Traditionally, manufacturing industries have been protected by high tariffs and fiscal incentives. In connection with Panama’s accession to the WTO and conclusion of other trade agreements, such protections have decreased significantly. Manufacturing facilities are primarily located in the Panama City and Colón areas, although agricultural processing facilities tend to be located closer to raw materials.

Construction activity increased by 13.9% in 2015 and represented 15.8% of GDP. This was due to the continuing execution of public and private infrastructure projects. Construction activity increased by 8.1% in 2016 and represented 16.3% of GDP. This was due to the continuing execution of both public and private infrastructure projects. Construction activity increased by 8.3% in 2017 and represented an estimated 16.8% of GDP. This was due to the execution of public and private infrastructure projects and both residential and non-residential projects. Construction activity increased by 3.2% in 2018 and represented an estimated 16.7% of GDP.

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This slowdown in the growth rate was primarily due to a construction worker’s strike that took place during the first half of 2018. Construction activity increased by 0.1% in 2019 and represented 16.2% of GDP. This was due to the completion of public and private infrastructure projects.

Agriculture, Fisheries and Mining Sector. The agriculture, fisheries and mining sector accounted for an estimated 4.8% of real GDP in 2019, 4.1% of GDP in 2018, 4.1% of GDP in 2017, 4.2% of GDP in 2016, and 4.3% of GDP in 2015. Agriculture and fisheries activities employ a significant percentage of the Panamanian employed workforce, 14.4% in 2019. Principal agricultural products include bananas, fish, shrimp, sugar, coffee, meat, dairy products, tropical fruits, rice, corn and beans. In 2019, the value of agricultural production (which includes fisheries production) is estimated to have increased by 2.6%, after having increased by 2.3% in 2018.

The Panamanian agriculture and fisheries sector has been protected by significant tariff and non-tariff barriers. Agricultural products are controlled principally by the Ministry of Agriculture and the Agricultural Marketing Institute.

The Panama Canal

General

Following Panama’s declaration of independence from Colombia, Panama ratified the Hay/Bunau-Varilla Treaty with the United States on December 2, 1903. Under the terms of the treaty, Panama ceded to the United States the Canal Zone, a ten-mile wide strip of Panama’s territory, to build, operate, maintain and protect an interoceanic canal across the isthmus, in return for annual payments. The Panama Canal measures 50 miles from the Atlantic to the Pacific side. The former Canal Zone encompassed a land area of 94,385 hectares (364 square miles) and a water surface of 45,594 hectares (176 square miles) and included military bases, ports, airports, schools, hospitals and housing units.

The Canal plays a significant role in the Panamanian economy. During the Panama Canal Authority’s (“PCA”) 2019 fiscal year ending on September 30, 2019, Canal transits decreased to 13,785 from 13,795 in fiscal year 2018, while cargo tonnage in fiscal year 2019 decreased to 252.4 million long tons from 255.0 million long tons in fiscal year 2018. According to the PCA, toll revenues for fiscal year 2019 reached U.S.$2,592.0, million an increase of 4.3% compared to U.S.$2,485.0 million in fiscal year 2018.

On average, from the Canal’s fiscal year 2015 to the fiscal year 2019, transits through the Canal increased by 0.5% and cargo tonnage increased by 2.5%. Factors such as the development of alternative land routes and the increasing size of vessels that can transit through the Canal have contributed to the decrease in the number of vessels required to transport cargo between 2015 and 2019. On average, from fiscal year 2015 to fiscal year 2019, toll revenues have increased by 6.5% per annum, primarily due to an increase in toll rates. During fiscal year 2019, the PCA had a surplus of approximately U.S.$1,495.8 million, an increase of 10.5% compared to U.S.$1,353.4 million in 2018.

As of September 30, 2019, the Canal’s total work force (which includes temporary and permanent employees) was 9,701. Of the 2019 total work force, 7,495 were permanent workers and 2,206 were temporary workers.

The following table sets forth the Canal’s statistical and financial information for fiscal years 2015 through 2019 (each ended on September 30):

TABLE NO. 8

Panama Canal Principal Statistics

Fiscal Year	Number of Transits	Tolls (millions of U.S. dollars)	Long Tons of Cargo (millions)
2015	13,874	$1,994.0	$229.1
2016	13,114	$1,933.0	$204.7
2017	13,548	$2,238.0	$241.1
2018	13,795	$2,485.0	$255.0
2019	13,785	$2,592.0	$252.4

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Source: Panama Canal Authority.

The Panama Canal Expansion Project

According to the PCA, as of September 30, 2019, approximately 2,854 neopanamax vessels had transited the new locks of Cocolí, on the Pacific side of the canal, and Agua Clara, on the Atlantic side of the canal. Approximately 47% were container ships, 25% carriers of liquefied petroleum gas and 14% liquefied natural gas vessels. The remaining 15% were cruise ships, tankers, vehicle carriers, chemical tankers and bulk ships.

In July 2009, the construction of the third set of locks was awarded to the Grupo Unidos por el Canal (“GUPCSA”) consortium, composed of Sacyr Vallehermoso, S.A. (“Sacyr”), Impregilo S.p.A., Jan de Nul n.v., and Constructora Urbana, S.A., for a total base price of approximately U.S.$3.1 billion. Pursuant to the contract for construction of the third set of locks, disputes may be submitted to a Dispute Adjudication Board (“DAB”), whose determinations may be challenged under the International Chamber of Commerce (“ICC”) Rules of Arbitration.

In 2014, during construction of the third set of locks, work was suspended for almost two months because of a contractual dispute involving U.S.$1.6 billion in cost overruns and a DAB resolution that extended the construction period by 176 days. The agreement establishing a framework for resolving the dispute did not change the total cost of the project, and construction resumed. On March 17, 2015, the PCA submitted a request for ICC arbitration to challenge a DAB resolution, issued in December 2014, that had awarded the contractor a 176-day extension to complete the project and compensation of U.S.$233.2 million plus interest; the contractor filed a request for ICC arbitration to challenge the same DAB resolution, which had not awarded its claim for a 265-day extension and compensation of U.S.$463.9 million. In the ICC arbitration proceeding, GUPCSA claimed a total of U.S.$577.1 million, while the PCA petitioned for a return of the U.S.$233.2 million plus interest that the PCA had paid pursuant to the DAB decision of December 2014. On December 12, 2018 the ICC ruled that GUPCSA had to pay initial advances totaling U.S.$847.6 million. As of March 3, 2019, U.S.$547.9 million had been refunded by GUPCSA, while U.S.$299.6 million remained outstanding. As of June 24, 2019, GUPCSA completed the three-year maintenance contract with the PCA in the Expanded Canal. Maintenance activity has since been taken over by the PCA internal locks management division.

As of September 30, 2019, two of the arbitrations filed by GUPCSA and its shareholders (other than Constructora Urbana, S.A., or “CUSA”) against the PCA—arbitration No. 1 of the Cofferdam and arbitration No. 5 of the Advance Payments—concluded with arbitration awards in favor of the PCA. Additionally, three other arbitrations filed by GUPCSA remain in process, with total claim amounts of up to U.S.$3.2 million. The amount of these claims will be confirmed when GUPCSA files its Statements of Claim. The foregoing constitutes the PCA’s contingent liability arising from GUPCSA’s claims in relation to the Third Set of Locks. No funds have been provisioned for this contingent liability.

The Panama Canal Authority

On September 26, 2019, the National Assembly approved the PCA’s budget for its fiscal year ending on September 30, 2020. This budget assumes an increase of 6.3% in transit revenues and an increase of 2.9% in total operating income compared to those budgeted for the 2019 fiscal year. The budget projects dividends to the Central Government at the end of the year will increase by 3.6% from U.S.$1,221 million budgeted for the 2019 fiscal year to U.S.$1,265 million budgeted for the 2020 fiscal year.

For the 2019 fiscal year, the PCA paid to the Central Government U.S.$1,786.4 million in dividends, an increase of 4.9% compared to U.S.$1,702.8 million in dividends that the PCA paid to the Central Government for the 2018 fiscal year.

As of August 2, 2019 the third bridge over the Panama Canal, was opened to vehicular traffic. The bridge connects Panama’s Atlantic coast with the province of Colón.

During fiscal year 2019, the construction of the east and west intersections of the new bridge over the Chagres River, as well as the rehabilitation work on the road to Escobal and the Costa Abajo, were completed.

On February 15, 2020, the PCA began charging a fixed fee of up to US$10,000 for the use of fresh water and a variable fee between 1% and 10% of the toll for transits. The variable fee applies depending on the water level of the Gatun Lake and is only applicable to vessels longer than 38.1 meters. The additional fees have been put in place in order to cope with the shortage of water caused by an ongoing drought.

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The Colón Free Zone

In 2019, Panama’s non-CFZ, merchandise exports were preliminarily estimated at U.S.$713.4 million, while non-CFZ merchandise imports were preliminarily estimated at U.S.$12.4 billion.

In December 2019, the Government worked out an arrangement for the payment of a debt of U.S.$83 million owed by the CFZ to the National Bank of Panama. The CFZ, in turn, will pay the Government approximately U.S.$12.5 million per year until the obligation is fully satisfied. The payment of these obligations is part of a financial strategy executed by the Government to organize and improve the situation of Public Finance and to revive the economy and employment in Panama.

Employment and Labor

Labor Force

As of August 2019, Panama’s labor force was preliminarily estimated at 2.1 million people (an increase from 2.0 million people in 2018), which represented approximately 66.5% of the total working age population.

As of August 2019, the service segment (principally consisting of real estate, commerce and tourism, public administration, the Panama Canal, banking, the CFZ and public utilities, employed 67.9% of the employed labor force, compared to 14.4% employed in the primary sector (consisting of agriculture and fisheries) and 17.7% for the industrial sector (principally consisting of manufacturing, mining and construction). As of August 2018, the service segment employed 67.0% of the employed labor force, compared to 14.2% for the primary sector and 18.8% for the industrial sector.

As of August 2019, the unemployment rate was 7.1%, a 1.1% increase compared to August 2018, mainly due to a decrease in GDP growth during 2019.

The following table sets forth certain labor force and unemployment statistics for the five years ended August 2015 through August 2019:

TABLE NO. 9

Labor Force and Employment

	2015	2016	2017	2018	2019
Total Population(1)	3,975.4	4,037.0	4,098.1	4,158.8	4,218.8
Working-Age Population(1)	2,846.6	2,910.0	2,973.3	3,038.4	3,105.8
Labor Force
Employed(1)	1,733.9	1,770.7	1,785.8	1,868.6	1,920.6
Unemployed(1)	92.3	102.9	116.6	118.3	146.1
Total	1,826.1	1,873.7	1,902.5	1,986.9	2,066.8

	(annual percentage change)
Total Population	1.6%	1.6%	1.5%	1.5%	1.4%
Working-Age Population	2.3%	2.2%	2.2%	2.2%	2.2%
Labor Force
Employed	2.3%	2.1%	0.9%	4.6%	2.8%
Unemployed	7.4%	11.5%	13.3%	1.5%	23.5%
Total	2.5%	2.6%	1.5%	4.4%	4.0%

	(in percent)
Labor Force:
Participation Rate(2)	64.2%	64.4%	64.0%	65.4%	66.5%
Employment Rate(3)	95.0%	94.5%	93.9%	94.0%	92.9%
Unemployment Rate	5.1	5.5	6.1	6.0	7.1

(1)	In thousands

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(2)	Total labor force as percentage of working-age population.
(3)	Employed labor force as percentage of total labor force.

Source: Office of the Comptroller General.

Salaries and Wages

By law, the minimum wage is subject to review every two years. Executive Decree No. 75 of December 26, 2017, increased the minimum wage to its current levels by a percentage between 4.8% and 6.5%, to between U.S.$1.53 per hour and U.S.$4.45 per hour, depending on the area of the country, type of economic activity and type of profession and size of the employer company. Executive Decree No. 424 of December 31, 2019, increased the minimum wage to its current levels by a percentage between 1.3% and 4.9%, to between U.S.$1.55 per hour and U.S.$4.67 per hour, depending on the area of the country, type of economic activity and type of profession and size of the employer company.

Social Security

Social security benefits covering private sector and public sector employees are provided by Caja de Seguro Social (“CSS”), with additional benefits for public sector employees provided through the Complementary Pension Fund for Civil Servants (“CPF”). The main sources of CSS revenue are contributions equal to 22.0% of wages (9.75% paid by employees and 12.25% by employers), Central Government transfers and investment income. In 2018, CSS’s revenues and expenditures amounted to 5.5% and 5.2% of nominal GDP, respectively.

The CSS provides benefits in the following areas: health, pensions and disability (“IVM”), workers’ compensation and program administration. Demographic trends, such as an aging population and increase in the number of pension beneficiaries, have contributed to a decline in the financial position of IVM. In 2018, the IVM had a deficit of U.S.$48.0 million.

To finance the CPF’s pension payments, public sector employees contribute 2.0% of their salaries to the CPF and employers pay 0.3% of their employees’ wages to cover the CPF’s administrative costs. Law No. 8 of 1997 reformed the CPF and established the Public Employees Savings Pension Capitalization System (“SIACAP”), a defined contribution pension plan for most public sector employees. Only public sector employees who retired or were eligible for CPF pensions on or before December 31, 1999 continue to be CPF participants. Other public sector employees were immediately transferred to SIACAP. SIACAP participants have individual accounts funded initially with Government-issued bonds equal to CPF contributions previously made by the participant plus interest at 5.0% per annum since contribution. Subsequent contributions have been made by participants and the Government as a percentage of the participant’s wages. Because SIACAP is a defined contribution plan, the value of future retirement benefits will depend on the assets in an individual’s account, thus eliminating future unfunded pension liability for the CPF for SIACAP participants.

Because SIACAP participants no longer make contributions to the CPF, the CPF has no revenues and will run annual deficits, although its annual deficits will decline as the number of participants falls.

Since its inception in July 2000 through December 31, 2019, SIACAP had received over U.S.$1.6 billion in contributions from its participants. As of December 31, 2019, SIACAP had 487,272 participants and carried a balance of U.S.$773.2 million in contributions from its participants. As of December 31, 2018, SIACAP had 478,084 participants and carried a balance of U.S.$738.1 million in contributions from its participants. As of December 31, 2017, SIACAP had 470,091 participants and carried a balance of U.S.$712.9 million in contributions from its participants. As of December 31, 2016, SIACAP had 457,833 participants and carried a balance of U.S.$683.9 million in contributions from its participants. As of December 31, 2015, SIACAP had 442,741 participants and carried a balance of U.S.$661.4 million in contributions from its participants

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Financial System

In 2019, the financial service sector represented an estimated 7.3% of GDP in chained volume measure. In 2018, 2017, 2016 and 2015 the financial service sector represented 7.3%, 7.3%, 7.4% and 7.2% of GDP in chained volume measure, respectively .

The Banking System

As of September 30, 2019, two official banks, 47 private sector general license banks, 22 international license banks and 11 representative offices constituted the banking sector. Of the 47 private sector general license banks, 15 were incorporated in Panama and the rest abroad.

At September 30, 2019, measured by value of assets, the largest bank based in Panama was Banco General, S.A., with U.S.$.17.0 billion in assets. Banco Nacional de Panama (“BNP”) was the second largest bank based in Panama at September 30, 2019, with U.S.$10.0 billion in assets. Two of the other largest banks, measured by value of assets, are Banistmo, S.A. and Global Bank Corporation, with U.S.$9.9 billion and U.S.$8.7 billion in assets respectively. The largest international license banks, based on assets, are Bancolombia (Panama), S.A., Banco de Bogotá S.A. and Banco de Crédito del Perú.

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The following table sets forth information regarding the largest banks in Panama based on their assets at September 30, 2019 in each of three categories:

TABLE NO. 17

Largest Banking Institutions

(assets in millions of dollars)

	Total Assets
Official Banks
Banco Nacional de Panamá(1)	US$	9,994
Caja de Ahorros	US$	4,264
General License Banks(2)
Banco General, S.A.	US$	17,002
Banistmo, S.A.	US$	9,902
Global Bank Corporation	US$	8,722
International License Banks
Bancolombia (Panama), S.A.	US$	4,640
Banco de Bogotá, S.A.	US$	2,826
Banco de Crédito del Perú	US$	2,374
Popular Bank Ltd. Inc.	US$	1,331
Banco de Occidente, S.A.	US$	997

Note: Totals may differ due to rounding.

(1)	Also considered a general license bank.
(2)	Other than BNP and Caja de Ahorros.

Source: Superintendency of Banks.

As of September 30, 2019, total assets of the banking sector totaled $122.6 billion, approximately 3.4% higher than U.S.$118.5 billion as of September 30, 2018. As of September 30, 2019, deposits in the banking sector totaled approximately U.S.$85.0 billion, approximately 4.1% higher than U.S.$81.7 billion as of September 30, 2018.

Banco Nacional de Panamá

BNP is the largest public sector banking institution in Panama in terms of domestic credit, local deposits and savings deposits. Total assets of BNP, as of December 31, 2019, were U.S.$10.8 billion, bank deposits were U.S.$3.0 billion, and net loans were U.S.$4.4 billion, of which U.S.$311.9 million were made to the public sector and U.S.$4.2 billion were made to the private sector.

As of December 31, 2019, BNP’s capital and reserves represent 29.6% of its bank deposits and 8.3% of its total assets. BNP generated gross income of U.S.$391.0 million in 2019, U.S.$360.7 million in 2018, U.S.$334.01 million in 2017, U.S.$305.1 million in 2016 and U.S.$267.8 million in 2015. BNP’s net income was U.S.$168.6 million in 2019, U.S.$183.9 million in 2018, U.S.$160.4 million in 2017, U.S.$124.8 million in 2016 and U.S.$103.1 million in 2015.

As of December 31, 2019, BNP’s foreign assets totaled U.S.$2.9 billion, an increase of 72% compared to U.S.$1.7 billion as of December 31, 2018.

The following table sets forth BNP’s balance sheet at December 31 for the years 2015 through 2019:

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TABLE NO. 19

Banco Nacional de Panamá

Balance Sheet

(in millions of dollars)

	2015	2016	2017	2018	2019
Assets:
Cash and checks	$195.4	$265.7	$311.0	$236.2	$219.9
Bank deposits	3,300.2	3,643.9	2,490.9	1,783.1	3,049.7
Total	3,495.6	3,909.6	2,801.9	2,019.3	3,269.6
Loans:
Domestic loans:
Public sector	612.0	406.1	219.7	465.9	311.9
Private sector	2,832.4	3,171.1	3,421.1	3,814.8	4,177.0
Less provisions	(36.6)	(48.0)	(60.8)	(80.5)	(89.9)
Total (net)	3,407.8	3,529.2	3,580.0	4,200.1	4,399.0
Investments	2,728.2	2,749.9	3,096.9	2,637.2	2,941.6
Net Fixed Assets	74.3	73.6	74.1	80.1	84.0
Other Assets	82.9	89.5	90.5	102.7	56.8
Total	9,832.8	10,408.9	9,740.5	9,140.4	10,823.4
Liabilities:
Deposits	8,934.4	9,411.6	8,608.1	8,067.7	9,446.9
Other Liabilities	206.4	240.2	265.0	227.7	214.9
Total	9140.8	9,651.8	8,873.1	8,330.6	9,921.9
Capital and Reserves	692.0	757.1	867.4	809.8	901.5
Total Liabilities and Capital	$9,832.8	$10,408.9	$9,740.5	$9,140.4	$10,823.4

Note: Totals may differ due to rounding.

 Source: BNP.

Caja de Ahorros, the state-owned savings bank, has 60 branches as well as 260 automated teller machines throughout Panama.

Other Public Sector Institutions. The Panamanian public sector includes two other significant institutions that are not part of the banking sector. They are the agricultural development bank, Banco de Desarrollo Agropecuario (“BDA”), and the national mortgage bank, Banco Hipotecario Nacional (“BHN”). As of December 31, 2019, BHN’s net loan portfolio was U.S.$227.1 million and its total assets amounted to U.S.$348.4 million. BHN had a net loss of U.S.$4.9 million in 2018.

Other Financial System Components

Stock Exchange. In 1990, a private stock exchange, La Bolsa de Valores de Panamá (“La Bolsa”), was created. While it has had considerable growth, with aggregate trades increasing from U.S.$30.6 million in 1991 to U.S.$8.5 billion in 2019, La Bolsa remains a small portion of the financial services sector. Equity trades represented 4.0% of 2019 trading volume.

Interest Rates. In 2019, the average interest rate paid by Panamanian banks for one-year deposits was 3.17%, while the interest rate for personal credit transactions averaged 8.68%. In general terms, the differential between borrowing and lending interest rates for Panamanian banks was 5.51% in 2019.

Insurance. In 1984, Panama adopted legislation intended to foster offshore insurance activity. In July 1996, the Assembly passed a law establishing a new insurance regulatory structure. As of December 31, 2019, there were 22 insurance companies and 3,277 insurance brokerages. The 3,277 insurance brokerages consisted of 2,763 individual brokers, 391 brokerage companies and 123 temporary permissions. The total registered assets of the country’s insurance companies, as of September 30, 2019, equaled U.S.$3.2 billion. In 2014, the insurance sector grew by 8.9% as compared to 2013 primarily due to an increase in premiums paid by policyholders. In 2015, the insurance sector grew by 4.1% as compared to 2014. In 2016, the insurance sector grew by 5.8% as compared to 2015. In 2017, the insurance sector grew by 9.8% as compared to 2016. The insurance sector grew by 9.6% for the year 2018.

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Financial Services. A small non-deposit-taking financial services industry exists that provides leasing, consumer durables financing and other small-scale lending. In January 2020, there were 190 locally incorporated companies participating in this industry. In 2017, total assets equaled approximately U.S.$2.1 billion.

Foreign Trade and Balance of Payments

For the nine months ended September 30, 2019, Panama registered an estimated overall surplus of U.S.$414.0 million, compared to an overall deficit for the same period during 2018 of U.S.$1,036.4 million. In 2018, Panama registered an estimated overall deficit of U.S.$455.2 million, compared to an overall deficit of U.S.$1,292.6 million in 2017, mainly due to an increase in foreign investment. In 2017, Panama registered an estimated overall deficit of U.S.$1,292.6 million, compared to an overall surplus of U.S.$1,327.3 million in 2016. In 2016, Panama registered an overall surplus of U.S.$1,327.3 million, compared to an overall deficit in 2015 of U.S.$984.5 million, primarily due to increased foreign investment and a lower value of imports.

For the nine months ended September 30, 2019, the current account balance recorded a deficit of U.S.$3,371.0 million, a decrease of 19.5% compared to a current account deficit of U.S.$1,706.9 million for the same period of 2018. In 2018, the current account balance recorded a deficit of U.S.$5,355.1 million, an increase of 45.0% compared to a current account deficit of U.S.$3,692.1 million for 2017. This was primarily due to a 7.5% increase in the value of imports to U.S.$23,968.8 million for 2018, compared to U.S.$22,291.2 million during 2017. In 2017, the current account balance recorded a deficit of U.S.$3,692.1 million, a decrease of 20.3% compared to a current account deficit of U.S.$4,634.0 million for 2016. This was primarily due to a 7.7% increase in the value of imports to U.S.$22,291.2 million for 2017, compared to U.S.$20,699.4 million during 2016. For 2016, the current account balance recorded a deficit of U.S.$4,634.0 million, a decrease of 4.4% compared to a current account deficit of U.S.$4,848.3 million in 2015, primarily due to an 8.2% decrease in the value of imports to U.S.$20,699.4 million in 2016, compared to U.S.$22,550.4 million in 2015.

For the nine months ended September 30, 2019, the capital and financial account balance recorded a surplus of U.S.$5,151.1 million, an increase of 15.5% compared to a capital and financial account surplus of U.S.$4,460.0 million for the nine months ended September 30, 2018. For 2018, the capital and financial account balance recorded a surplus of U.S.$5,926.5 million, an increase of 30.8% compared to a capital and financial account surplus of U.S.$4,530.6 million for 2017. For 2017, the capital and financial account balance recorded a surplus of U.S.$4,530.6 million, a decrease of 44.4% compared to a capital and financial account surplus of U.S.$8,154.1 million for 2016. For 2016, the capital and financial account balance recorded a surplus of U.S.$8,154.1 million, an increase of 47.7% compared to a capital and financial account surplus of U.S.$5,522.1 million in 2015, primarily due to increased foreign investment.

Public Debt

Internal Debt

As of December 31, 2019, outstanding public sector internal debt totaled approximately U.S.$6,795.3 million, an increase of 32.9%% compared to U.S.$5,112.1 million as of December 31, 2018, primarily due to the reopening of the 4.95% Treasury Bonds due 2024 in May and June 2019, now with an aggregate outstanding amount of U.S.$1,496.0 million; to the reopening of the 3.00% Treasury Notes due 2023 in March, April and May 2019, now with an aggregate outstanding amount of U.S.$748.5 million; to the issuance of the 3.00% Treasury Bonds due 2029 in December 2019, with a total amount of U.S.$421.4 million; to the issuance of the 3.75% Euroclearable Treasury Notes due 2026 in April 2019, with a total amount of U.S.$1,000.0 million; and to the issuance of the 2.85% Treasury Notes due 2027 in December 2019, with a total amount of U.S.$464.9 million.

As of December 31, 2019, Panama’s public sector internal debt as a percentage of GDP was 10.2% (based on an estimated nominal GDP of U.S.$66.8 billion for 2019), compared to 7.9% as of December 31, 2018 (based on an estimated nominal GDP of U.S.$65.1 billion for 2018). As of December 31, 2019, Panama’s public sector internal debt represented approximately 21.9% of total public sector debt, compared to 19.9% as of December 31, 2018.

As of December 31, 2019, public sector entities, official banking institutions and BNP in particular held U.S.$302.9 million, or 4.5%, of Panama’s internal debt. The remaining U.S.$6,492.4 million, or 95.5%, of Panama’s internal debt was outstanding in the market and held by private creditors.

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TABLE NO. 26

Public Sector Internal Debt

(in millions of U.S. dollars)

	December 31,
	2015	2016	2017	2018	2019
Private Sector Sources:
Treasury bills (maturity up to 12 months)	$604.0	$252.0	$288.0	$323.0	$331.5
Treasury notes (maturity from 3 years to 7 years)	$1,949.1	$1,942.5	$2,061.0	$1,776.4	$2,878.6
Domestic bonds (maturity greater than 7 years)	$1,464.0	$2,162.5	$2,514.5	$2,608.5	$3,281.4
Long-term private financing	$7.4	$3.1	$0.9	$0.9	$0.9
Suppliers	$0.0	$8.0	$6.0	$4.0	$0.0
Total	$4,024.5	$4,368.1	$4,870.4	$4,712.9	$6,492.4
Public Sector Sources:
Official banking institutions	$548.8	$331.6	$113.1	$399.2	$302.9
Total	$548.8	$331.6	$113.1	$399.2	$302.9
Total Public Sector Internal Debt	$4,573.3	$4,699.7	$4,983.5	$5,112.1	$6,795.3

Source: Ministry of Economy and Finance.

External Debt

As of December 31, 2019, total public sector external debt (i.e., external debt of the Central Government) was U.S.$24.2 billion, an increase of U.S.$3.6 billion from December 31, 2018, due primarily to the issuance and reopening of U.S.$1.6 billion of 3.16% Global Bonds due 2030; to the reopening of U.S.$1.0 billion of 4.30% Global Bonds due 2053; to the issuance of U.S.$0.8 billion of 3.87% Global Bonds due 2060 and disbursements of loans from multilateral agencies in the amount of U.S.$778.7 million. Panama’s public sector external debt as a percentage of GDP was 36.2% as of December 31, 2019 (based on an estimated GDP of U.S.$66.8 billion for 2019), which represents an increase of 4.6 percentage points compared to a ratio of 31.6% as of December 31, 2018 (based on an estimated nominal GDP of U.S.$65.1 billion for 2018). As of December 31, 2019, U.S.$18.6 billion of total public sector external debt had a fixed interest rate, while U.S.$5.1 billion had a floating interest rate.

As of December 31, 2019, approximately 74.3% of total public sector external debt was owed to commercial lenders and bondholders, with 25.0% owed to multilateral institutions and 0.7% owed to bilateral lenders.

The following tables set forth the composition of public sector external debt outstanding at year-end for the years 2015 through 2019 and the scheduled amortizations for public sector external debt for each of the years indicated:

TABLE NO. 27

Public Sector External Debt (1)

(in millions of U.S. dollars)

	December 31,
	2015	2016	2017	2018	2019
Commercial banks	$889.5	$744.1	$613.2	$518.0	$451.9
Bonds	$10,377.4	$11,387.4	$12,478.2	$14,237.9	$17,542.0
Multilateral agencies	$4,158.2	$4,564.3	$5,103.7	$5,635.7	$6,059.9
Bilateral entities	$223.1	$206.2	$194.9	$183.2	$169.4
Total	$15,648.3	$16,901.9	$18,390.0	$20,574.8	$24,223.2

(1)	Debt stated at its outstanding principal amount and not at trading value in the secondary market. All external debt of the Republic is funded debt. Currencies other than U.S. dollars are translated into U.S. dollars at the exchange rate as of December 31, 2019.

Source: Ministry of Economy and Finance.

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TABLE NO. 28

Public Sector External Debt Amortization

(in millions of U.S. dollars)(1)(2)

	2020	2021	2022	2023	2024-2060
Multilaterals
World Bank	76.5	80.1	79.3	97.0	850.2
IADB	153.9	191.1	203.4	207.0	2,503.9
CAF	80.9	101.4	113.0	122.6	1,094
EIB	1.7	1.9	2.1	3.3	49.4
OFID	4.7	4.7	4.7	4.7	28.5
Total	$317.7	$379.2	$402.5	$434.6	$4,526.0
Bilateral	6.3	6.3	12.3	12.3	132.1
Bonds	1,185.2	382.4	0.0	138.9	15,835.4
Commercial Debt	93.6	95.0	95.0	77.6	90.7
Total	$1,285.2	$483.7	$107.3	$228.8	$16,058.2
TOTAL	$1,602.9	$863.0	$509.7	$663.4	$20,584.2

(1)	Projections based on outstanding balance as of December 31, 2019.
(2)	Figures include external debt guaranteed by the Republic.

Source: Ministry of Economy and Finance.

Tables and Supplementary Information

TABLE NO. 29

External Direct Debt of the Republic

Central Government

	Interest	Issue Date	Final Maturity	Amortization	December 31, 2019(1) (in millions of dollars)
MULTILATERAL ORGANIZATIONS					$6,041.1
Inter-American Development Bank(2)	Various	Various	Various	Semiannually	3,240.5
World Bank	Various	Various	Various	Semiannually	1,183.1
European Investment Bank	Floating	Various	Various	Semiannually	58.4
Development Bank of Latin America	Floating	Various	Various	Semiannually	1,511.9
OPEC Fund for International Development	Fixed	Various	Various	Semiannually	47.2
BILATERAL ORGANIZATIONS					$169.4
Banks with Official Guarantees(2)	Various	Various	Various	Semiannually	20.5
Support Groups(2)	Fixed	Various	Various	Semiannually	0.0
Government Direct Creditors(2)	Fixed	Various	Various	Semiannually	148.8
COMMERCIAL BANKS	Various	Various	Various	Various	$451.9
GLOBAL BONDS	Various	Various	Various	Various	$17,542.0
Global 2027	8.88%	Sep 26, 1997	Sep 30, 2027	Bullet	975.0
Global 2029	9.38%	Mar 31, 1999	Apr 01, 2029	Bullet	951.4
Global 2020	10.75%	July 13, 2000	May 15, 2020	Bullet	30.7
Global 2023	9.38%	Dec 03, 2002	Jan 16, 2023	Bullet	138.9
Global 2034	8.13%	Jan 28, 2004	Apr 28, 2034	Bullet	172.8
Global 2026	7.13%	Nov 29, 2005	Jan 29, 2026	Bullet	980.0
Global 2036	6.70%	Jan 26, 2006	Jan 26, 2036	Various	2,033.9
Global 2020	5.20%	Nov 23, 2009	Jan 01, 2020	Bullet	1,154.5

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Samurai 2021(3)	1.81%	Jan 26, 2011	Jan 25, 2021	Bullet	382.4
Global 2053	4.30%	Apr 29, 2013	Apr 29, 2053	Various	1,750.0
Global 2024	4.00%	Sept 15, 2014	Sep 22, 2024	Bullet	1,250.0
Global 2025	4.00%	Mar 11, 2015	Mar 16, 2025	Bullet	1,250.0
Global 2028	3.87%	Mar 17, 2016	Mar 17, 2028	Bullet	1,254.0
Global 2047	4.50%	May 4, 2017	May 15, 2047	Various	1,168.3
Global 2050	4.50%	Apr 9, 2018	Apr 16, 2050	Various	1,750.0
Global 2030	3.16%	Jul 17, 2019	Jan 23, 2030	Bullet	1,550.0
Global 2060	3.87%	Jul 17, 2019	Jul 23, 2060	Various	750.0
TOTAL					$24,204.3

Note: Totals may differ due to rounding.

(1)	All obligations are denominated in U.S. dollars unless otherwise indicated. Currencies other than U.S. dollars are translated into U.S. dollars by the exchange rate as of December 31, 2019.

(2)	Various currencies.

(3)	Payable in Japanese Yen.

Source: Ministry of Economy and Finance.

TABLE NO. 30

External Debt Guaranteed by the Republic

Decentralized Institutions

	Interest	Issue Date	Maturity	Amortization	December 31, 2019 (1) (in millions of dollars)
Multilateral Organizations
Inter-American Development Bank(2)	Various	Various	Various	Semiannually	$18.9
Total					$18.9

Note: Totals may differ due to rounding.

(1)	All obligations are denominated in U.S. dollars unless otherwise indicated. Currencies other than U.S. dollars are translated into U.S. dollars by the exchange rate as of December 31, 2019.

(2)	Various currencies.

Source: Ministry of Economy and Finance.

TABLE NO. 31

Internal Funded Debt Securities of the Republic

Name	Interest Rate	Amortization	Issuance Date	Final Maturity	December 31, 2019 (in millions of dollars)
Bonds
Treasury Bonds 2022	5.6%	Bullet	Jan 30, 2012	Jul 25, 2022	$399.88
Treasury Bonds 2022	5.6%	Bullet	Mar 16, 2012	Jul 25, 2022	$100.00
Treasury Bonds 2022	5.6%	Bullet	Apr 09, 2012	Jul 25, 2022	$100.00
Treasury Bonds 2022	5.6%	Bullet	May 11, 2012	Jul 25, 2022	$25.00
Treasury Bonds 2022	5.6%	Bullet	Jun 22, 2012	Jul 25, 2022	$50.00

S-28

Treasury Bonds 2022	5.6%	Bullet	Jul 06, 2012	Jul 25, 2022	$100.00
Treasury Bonds 2022	5.6%	Bullet	Jul 27, 2012	Jul 25, 2022	$100.00
Treasury Bonds 2022	5.6%	Bullet	Aug 17, 2012	Jul 25, 2022	$50.00
Treasury Bonds 2022	5.6%	Bullet	Aug 24, 2012	Jul 25, 2022	$25.00
Treasury Bonds 2022	5.6%	Bullet	Aug 31, 2012	Jul 25, 2022	$25.00
Treasury Bonds 2022	5.6%	Bullet	Sep 07, 2012	Jul 25, 2022	$25.00
Treasury Bonds 2022	5.6%	Bullet	Sep 18, 2012	Jul 25, 2022	$25.00
Treasury Bonds 2022	5.6%	Bullet	Sep 21, 2012	Jul 25, 2022	$25.00
Treasury Bonds 2022	5.6%	Bullet	Sep 28, 2012	Jul 25, 2022	$25.00
Treasury Bonds 2022	5.6%	Bullet	Oct 05, 2012	Jul 25, 2022	$13.30
Treasury Bonds 2022	5.6%	Bullet	Oct 19, 2012	Jul 25, 2022	$25.00
Treasury Bonds 2022	5.6%	Bullet	Oct 26, 2012	Jul 25, 2022	$16.75
Treasury Bonds 2022	5.6%	Bullet	Nov 02, 2012	Jul 25, 2022	$25.00
Treasury Bonds 2022	5.6%	Bullet	Nov 09, 2012	Jul 25, 2022	$23.71
Treasury Bonds 2022	5.6%	Bullet	Nov 20, 2012	Jul 25, 2022	$25.00
Treasury Bonds 2022	5.6%	Bullet	Nov 23, 2012	Jul 25, 2022	$15.50
Treasury Bonds 2022	5.6%	Bullet	Nov 30, 2012	Jul 25, 2022	$25.90
Treasury Bonds 2022	5.6%	Bullet	Dec 21, 2012	Jul 25, 2022	$119.00
Total					$1,364.04
Treasury Bonds 2024	4.9%	Bullet	Nov 20, 2013	May 24, 2024	$100.00
Treasury Bonds 2024	4.9%	Bullet	June 21, 2016	May 24, 2024	$300.00
Treasury Bonds 2024	4.9%	Bullet	Jul 19, 2016	May 24, 2024	$150.00
Treasury Bonds 2024	4.9%	Bullet	Aug 01, 2016	May 24, 2024	$150.00

Name	Interest Rate	Amortization	Issuance Date	Final Maturity	December 31, 2019 (in millions of dollars)
Treasury Bonds 2024	4.9%	Bullet	Oct 11, 2016	May 24, 2024	$98.50
Treasury Bonds 2024	4.9%	Bullet	Mar 14, 2017	May 24, 2024	$125.00
Treasury Bonds 2024	4.9%	Bullet	May 16, 2017	May 24, 2024	$32.00
Treasury Bonds 2024	4.9%	Bullet	Jun 20, 2017	May 24, 2024	$50.00
Treasury Bonds 2024	4.9%	Bullet	Jul 11, 2017	May 24, 2024	$145.00
Treasury Bonds 2024	4.9%	Bullet	Oct 09, 2018	May 24, 2024	$94.00
Treasury Bonds 2024	4.9%	Bullet	May 28, 2019	May 24, 2024	$111.50
Treasury Bonds 2024	4.9%	Bullet	Jun 11, 2019	May 24, 2024	$140.00
Total					$1,496.00
Treasury Bonds 2029	3.0%	Bullet	Dec 26, 2019	Dec 27, 2029	$421.37
Total					$421.37
Total Treasury Bonds					$3,281.41
Notes
Treasury Notes 2021	4.9%	Bullet	Feb 04, 2014	Feb 05, 2021	$17.22
Treasury Notes 2021	4.9%	Bullet	Feb 25, 2014	Feb 25, 2021	$105.10
Treasury Notes 2021	4.9%	Bullet	Mar 18, 2014	Feb 25, 2021	$148.50
Treasury Notes 2021	4.9%	Bullet	Apr 08, 2014	Feb 25, 2021	$51.38
Treasury Notes 2021	4.9%	Bullet	Apr 22, 2014	Feb 25, 2021	$34.00
Treasury Notes 2021	4.9%	Bullet	May 13, 2014	Feb 25, 2021	$30.00
Treasury Notes 2021	4.9%	Bullet	May 20, 2014	Feb 25, 2021	$40.00
Treasury Notes 2021	4.9%	Bullet	May 27, 2014	Feb 25, 2021	$30.00
Treasury Notes 2021	4.9%	Bullet	Jun 03, 2014	Feb 25, 2021	$20.00
Treasury Notes 2021	4.9%	Bullet	Jun 10, 2014	Feb 25, 2021	$22.00
Treasury Notes 2021	4.9%	Bullet	Jun 17, 2014	Feb 25, 2021	$35.00
Treasury Notes 2021	4.9%	Bullet	Jun 24, 2014	Feb 25, 2021	$23.00
Treasury Notes 2021	4.9%	Bullet	Jul 22, 2014	Feb 25, 2021	$29.00
Treasury Notes 2021	4.9%	Bullet	Aug 05, 2014	Feb 25, 2021	$34.00
Treasury Notes 2021	4.9%	Bullet	Aug 19, 2014	Feb 25, 2021	$16.00
Treasury Notes 2021	4.9%	Bullet	Sep 02, 2014	Feb 25, 2021	$20.00
Treasury Notes 2021	4.9%	Bullet	Oct 07, 2014	Feb 25, 2021	$10.00
Total					$665.20

S-29

Treasury Notes 2023	3.0%	Bullet	Sep 26, 2017	Sep, 29, 2023	$60.00
Treasury Notes 2023	3.0%	Bullet	Oct 24, 2017	Sep, 29, 2023	$36.50
Treasury Notes 2023	3.0%	Bullet	Nov 21, 2017	Sep, 29, 2023	$22.00
Treasury Notes 2023	3.0%	Bullet	Mar 20, 2018	Sep, 29, 2023	$75.00
Treasury Notes 2023	3.0%	Bullet	May 22, 2018	Sep, 29, 2023	$50.00
Treasury Notes 2023	3.0%	Bullet	Jun 26, 2018	Sep, 29, 2023	$75.00
Treasury Notes 2023	3.0%	Bullet	Aug 21, 2018	Sep, 29, 2023	$100.00
Treasury Notes 2023	3.0%	Bullet	Sep 18, 2018	Sep, 29, 2023	$50.00
Treasury Notes 2023	3.0%	Bullet	Nov 20, 2018	Sep, 29, 2023	$35.00
Treasury Notes 2023	3.0%	Bullet	Mar 19, 2019	Sep, 29, 2023	$52.00
Treasury Notes 2023	3.0%	Bullet	Apr 23, 2019	Sep, 29, 2023	$93.00
Treasury Notes 2023	3.0%	Bullet	May 21, 2019	Sep, 29, 2023	$100.00
Total					$748.50
Euroclearable Treasury Note 2026	3.8%	Bullet	Apr 17, 2019	Apr 17, 2026	$1,000.00
Total					$1,000.00
Treasury Notes 2027	2.9%	Bullet	Dec 20, 2019	Jun 27, 2027	$83.38
Treasury Notes 2027	2.9%	Bullet	Dec 23, 2019	Jun 27, 2027	$381.51
Total					$464.89

Total Treasury Notes					$2,878.59

S-30

DESCRIPTION OF THE GLOBAL BONDS

Panama will issue the global bonds under the fiscal agency agreement, dated as of September 26, 1997, as amended by Amendment No. 1 thereto, dated September 4, 2003, Amendment No. 2 thereto, dated February 13, 2015 and Amendment No. 3 thereto, dated October 26, 2016, between Panama and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.), as fiscal agent. Panama has appointed a registrar, paying agent and transfer agent in accordance with the fiscal agency agreement.

The following description is a summary of the material provisions of the global bonds and the fiscal agency agreement. Because it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the global bonds. Therefore, Panama urges you to read the fiscal agency agreement and the forms of global bond in making your decision on whether to invest in the global bonds. Panama has filed a copy of these documents with the SEC, and copies of these documents are available at the office of the fiscal agent in New York City.

The following description of the particular terms of the global bonds offered hereby supplements and, to the extent inconsistent therewith, replaces information contained in the description of the general terms and provisions of the debt securities set forth in the prospectus.

General Terms of the Global Bonds

The Global Bonds

•	will be issued in an aggregate principal amount of U.S.$2,500,000,000;
•	will mature at par, including any accrued and unpaid interest, on April 1, 2056;
•	will bear interest at 4.500% per annum accruing from April 1, 2020, calculated on the basis of a 360- day year, consisting of twelve 30-day months;
•	will be repaid in three equal annual installments on April 1 of each year, commencing on April 1, 2054;
•	will pay interest semi-annually in arrears in equal installments on April 1 and October 1 of each year, beginning April 1, 2020 to be paid to the person in whose name the global bond is registered at the close of business on the preceding March 18 or September 17, respectively, whether or not a business day;
•	will be redeemable at the option of Panama before maturity (see “—Optional Redemption”);
•	will not entitle its holders to the benefit of any sinking fund;
•	will be unsubordinated, unsecured (subject to the provisions in the global bonds providing for securing such obligations in the event certain other obligations of Panama are secured), direct, unconditional and general obligations of Panama. The global bonds will be designated Equal Ranking Securities and, as such, the global bonds will rank without any preference among themselves and equally with all other unsecured and unsubordinated public indebtedness of Panama. It is understood that this provision shall not be construed so as to require Panama to make payments under the global bonds ratably with payments being made under any other public indebtedness. See “Debt Securities—Status of the Debt Securities” in the accompanying prospectus. Panama has pledged its full faith and credit for the due and punctual payment of principal and interest on the global bonds and all obligations of Panama in respect of the global bonds;
•	will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg;
•	will be issued in fully registered book-entry form, without coupons, registered in the name of DTC or its nominee in denominations of $200,000 and integral multiples of $1,000 in excess thereof; and
•	will be available in definitive form only under certain limited circumstances.

The global bonds will contain provisions regarding acceleration and voting on amendments, modifications, changes and waivers that differ from those applicable to the Republic’s outstanding Public External Indebtedness issued prior to March 16, 2015. These provisions are referred to as “aggregated collective action clauses.” Under these provisions, Panama may amend the payment provisions of the global bonds and other reserve matters listed in the fiscal agency agreement with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not certain “uniformly applicable” requirements are met, more than 66 2/3% of the aggregate principal amount of the outstanding bonds of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

Additionally, if an event of default has occurred and is continuing with respect to the global bonds, the global bonds may be declared to be due and payable immediately by holders of not less than 25% of the outstanding aggregate principal amount of the global bonds. Those provisions are described in the sections entitled “—Events of Default; Acceleration of Maturity” and “—Meetings, Amendments and Waivers” in this prospectus supplement and “Aggregated Collective Action Securities” in the accompanying prospectus.

Optional Redemption

Optional Redemption

Prior to October 1, 2055 (six months prior to the maturity date of the global bonds), the global bonds will be redeemable, in whole or in part, at any time and from time to time, at Panama’s option, on not less than 30 nor more than 60 days’ notice to holders, at a redemption price equal to the greater of (1) 100% of the principal amount of the global bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the global bonds being redeemed (excluding the portion of any such interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 50 basis points, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date.

At any time on or after October 1, 2055 (six months prior to the maturity date of the global bonds), the global bonds will be redeemable, in whole or in part at any time and from time to time, at Panama’s option, on not less than 30 nor more than 60 days’ notice to holders, at a redemption price equal to 100% of the principal amount of the global bonds to be redeemed, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the date of redemption.

Definitions and Terms Applicable to Optional Redemption

For this purpose, the following terms have the following meanings:

•	“Treasury Yield” means, with respect to the redemption date, the rate per year equal to the semi- annual equivalent yield to maturity or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
•	“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the Weighted Average Life of the global bonds bonds to be redeemed as would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of investment grade debt securities of a comparable maturity to the Weighted Average Life of the global bonds.
•	“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (2) if Panama obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
•	“Independent Investment Banker” means, either Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc. or J.P. Morgan Securities LLC or their respective successors or affiliates or, if such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by Panama.
•	“Weighted Average Life” at any date means the number of years obtained by dividing: (1) the sum of products obtained by multiplying (a) the amount of each then remaining installment in respect of the global bonds, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such installment payment; by (2) the then outstanding principal amount of the global bonds.
•	“Reference Treasury Dealer” means, Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc. or J.P. Morgan Securities LLC or their affiliates and any three other Primary Treasury Dealers selected by Panama; provided that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Republic will substitute such dealer for another Primary Treasury Dealer.

•	“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Panama, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Panama by such Reference Treasury Dealer at 3:30 p.m., (New York time) on the third business day preceding such redemption date.

Panama will mail, or cause to be mailed, a notice of redemption to each holder by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the redemption date, to the address of each holder as it appears on the register maintained by the registrar. A notice of redemption will specify the redemption date and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and Panama will not be obligated to redeem the bonds.

In the event that fewer than all of the global bonds are to be redeemed at any time, selection of global bonds for redemption will be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which global bonds are listed or if such securities exchange has no requirement governing redemption or the global bonds are not then listed on a securities exchange, by lot (or, in the case of global bonds issued in global form, based on the applicable procedures of DTC). If global bonds are redeemed in part, the remaining outstanding amount of any bond must be at least equal to U.S. $200,000 and be an integral multiple of U.S. $1,000.

Unless Panama defaults in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the global bonds called for redemption.

Payments of Principal and Interest

Panama will make payments of principal of and premium and interest on the global bonds in U.S. dollars through the fiscal agent to DTC, which will receive the funds for distribution to the holders of the global bonds. Panama expects that holders of the global bonds will be paid in accordance with the procedures of DTC and its direct and indirect participants. Neither Panama nor the fiscal agent will have any responsibility or liability for any aspect of the records of, or payments made by, DTC or any failure on the part of DTC to make payments to holders of the global bonds from the funds it receives.

If any date for an interest or principal payment is a day on which banking institutions in New York City are authorized or obligated by law or executive order to be closed, Panama will make the payment on the next New York City banking day. No interest on the global bonds will accrue as a result of this delay in payment.

If any money that Panama pays to the fiscal agent or to any paying agent for the payment of principal of or premium or interest on the global bonds is not claimed prior to the expiration of two years after the principal or premium or interest was due and paid by Panama, then the fiscal agent or paying agent will repay the money to Panama. If this occurs, Panama will promptly confirm the receipt of this repayment in writing to the fiscal agent. After any such repayment, the fiscal agent or paying agent will not be liable with respect to the payments. However, Panama’s obligations to pay the principal of and premium and interest on the global bonds as they become due will not be affected by such repayment. To the extent permitted by law, the global bonds will become void unless presented for payment within five years after the maturity date thereof (or such shorter period as may be prescribed by applicable law).

Events of Default; Acceleration of Maturity

Any of the following events will be an event of default with respect to the global bonds:

(a)	a default by Panama in any payment of principal of the global bonds which continues for 15 calendar days;
(b)	a default by Panama in any payment of interest on the global bonds which continues for 30 calendar days;
(c)	a default by Panama in the performance of any other obligation under the global bonds which continues for 60 calendar days after the holder of any global bonds has provided to the fiscal agent written notice requiring this default be remedied;
(d)	an acceleration of any aggregate principal amount of public indebtedness of Panama that exceeds U.S.$25,000,000 (or its equivalent in any other currency) by reason of an event of default resulting from Panama’s failure to make any payment of principal, premium or interest under this public indebtedness when due;
(e)	a failure of Panama to make any payment in respect of public indebtedness of Panama in an aggregate principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency) when due (whether at stated maturity, by acceleration or otherwise), which continues for 30 calendar days after the holder of any global bonds has provided to the fiscal agent written notice requiring this default be remedied;

(f)	a declaration by Panama of a moratorium with respect to the payment of principal of, or premium or interest on, public external indebtedness of Panama which does not expressly exclude the global bonds; or
(g)	a denial or repudiation by Panama of its obligations under the global bonds.

If an event of default described above occurs and is continuing with respect to the global bonds, the holders of at least 25% of the outstanding aggregate principal amount of the global bonds may, by notice to the fiscal agent, declare all the global bonds to be due and payable immediately. Holders of less than 25% of the outstanding aggregate principal amount of the global bonds may not, on their own, declare the global bonds to be due and payable immediately. Holders of global bonds may exercise these rights only by providing a written demand to Panama and the fiscal agent at a time when the event of default is continuing. Upon any declaration of acceleration, the principal, interest and all other amounts payable on the global bonds will be immediately due and payable on the date Panama receives written notice of the declaration, unless Panama has remedied the event or events of default prior to receiving the notice. The holders of 50% or more of the outstanding aggregate principal amount of the global bonds may rescind a declaration of acceleration if the event or events of default giving rise to the declaration have been cured or waived.

Fiscal Agent

The fiscal agency agreement contains provisions relating to the obligations and duties of the fiscal agent, to the indemnification of the fiscal agent and to the fiscal agent’s relief from responsibility for actions that it takes. The fiscal agent is entitled to enter into business transactions with Panama or any of its respective affiliates without accounting for any profit resulting from such transactions.

Paying Agents; Transfer Agents; Registrar

Panama has initially appointed The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.), acting through its Corporate Trust Office in New York, as paying agent, transfer agent and registrar. Panama may at any time appoint new paying agents, transfer agents and registrars. Panama, however, will at all times maintain:

•	a principal paying agent in New York City, and
•	a registrar in New York City.

In addition, so long as the global bonds are listed on the Official List of the Luxembourg Stock Exchange and the rules of such exchange so require, Panama will maintain a paying agent and a transfer agent in Luxembourg. Panama will promptly provide notice (as described under “—Notices”) of the termination or appointment of, or of any change in the office of, any paying agent, transfer agent or registrar.

Definitive Bonds

Panama will issue global bonds in definitive form in exchange for the book-entry securities only if:

•	DTC is unwilling or unable to continue as depositary, is ineligible to act as depositary or ceases to be a “clearing agency” registered under the U.S. Securities Exchange Act of 1934, as amended, and Panama does not appoint a qualified successor within ninety (90) days after DTC notifies Panama or Panama becomes aware that DTC is unwilling, unable or ineligible to act as depositary or is no longer registered to be a “clearing agency”;
•	Panama, at its option, elects to terminate the book-entry system through DTC; or
•	an event of default with respect to the global bonds shall have occurred and be continuing.

Payments on any definitive global bonds will be made at the Corporate Trust Office of the fiscal agent in New York City and at the specified office of the paying agent in Luxembourg (against surrender of the relevant definitive global bond, in the case of payments of principal). You will not be charged a fee for the registration of transfers or exchanges of definitive global bonds. You may transfer any of the definitive registered global bonds, according to the procedures in the fiscal agency agreement, by presenting and surrendering it at the office of any transfer agent.

Notices

In the case of securities in definitive form, Panama will publish notices to the holders of the global bonds in a leading newspaper having general circulation in London and New York. Panama expects that it will make such publication in the Financial Times and The Wall Street Journal. In the case of the book-entry securities, notices will be sent to DTC or its nominee, as the holder thereof, and

DTC will communicate such notices to DTC participants in accordance with its standard procedures. So long as the global bonds are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require, Panama will publish notices to the holders of the global bonds on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg. Panama will consider a notice to be given on the date of its first publication.

Further Issues of the Global Bonds

From time to time, without the consent of holders of the global bonds, and subject to the required approvals under Panamanian law, Panama may create and issue additional debt securities with the same terms and conditions as those of the global bonds (or the same except for the amount of the first interest payment and the issue price), provided that such additional debt securities are fungible with the existing global bonds for purposes of U.S. federal income taxation (regardless of whether any holders of such debt securities are subject to the U.S. federal tax laws). Panama may also consolidate the additional debt securities to form a single series with the outstanding global bonds.

Meetings, Amendments and Waivers

Panama may call a meeting of the holders of the global bonds at any time regarding the fiscal agency agreement or the global bonds. Panama will determine the time and place of the meeting. Panama will notify the holders of the time and place and in general terms the actions proposed to be taken at the meeting not less than 30 nor more than 60 days before the date on which the meeting is scheduled.

In addition, if after the occurrence and during the continuance of any event of default (or any event that with the giving of notice or lapse of time or both could constitute an event of default), Panama or the holders of at least 10% in principal amount of all global bonds then outstanding have requested a meeting of holders of the global bonds, the fiscal agent will call such meeting. The fiscal agent will call such meeting by written notice to the holders, such notice specifying the time and place of the meeting and in reasonable detail the action proposed to be taken at the meeting.

Only holders and their proxies are entitled to vote at a meeting of holders. The Fiscal Agent will set such reasonable and customary regulations as it deems advisable to govern the conduct of the meeting.

Modifications may also be approved by holders of global bonds pursuant to the written consent of the requisite percentage holders of global bonds. Panama will solicit the consent of the relevant holders to the modification not less than 10, nor more than 30, days before the expiration date for the receipt of such consents as specified by Panama.

The holders may generally approve any proposal by Panama, other than a reserve matter modification, to modify the fiscal agency agreement or the terms of the global bonds with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the global bonds.

However, holders may approve, by vote or consent through one of three modification methods below, any proposed modification by Panama that would do any of the following (such subjects referred to as “reserve matters”):

•	change the date on which any amount of principal, premium or interest is due on the global bonds;

•	reduce the principal amount of the global bonds, the portion of such principal amount that is payable upon acceleration of the maturity of the global bonds, the interest rate on the global bonds or the premium payable upon redemption of the global bonds;
•	change the currency or place of payment of any amount of principal, premium or interest payable on the global bonds;
•	shorten the period in which Panama is not permitted to redeem the global bonds or permit Panama to redeem the global bonds if, prior to such modification, Panama is not permitted to do so;
•	reduce the percentage of affirmative votes or written consents, as the case may be, required to modify, amend or supplement the fiscal agency agreement or the terms and conditions of the global bonds or to take any action provided by the global bonds or fiscal agency agreement;
•	change the obligation of Panama to pay additional amounts, if any, pursuant to the global bonds;
•	change the definition of “uniformly applicable,” “reserve matter”, “reserve matter modification” or “outstanding”;
•	change the method used to calculate any amount payable on the global bonds (other than in accordance with the express terms of the global bonds and the fiscal agency agreement);

•	change the ranking of the global bonds (unless, as a technical modification, the ranking is changed for the purpose of securing the global bonds);
•	change the identity of the obligor under the global bonds; or
•	change the governing law, appointment of an agent for the service of process, submission to jurisdiction or agreement not to raise certain immunity defenses, as provided in the terms of the global bonds.

A change to a reserve matter, including the payment terms of the global bonds, can be made without your consent, as long as the change is consented to by Panama and approved, pursuant to one of the three following modification methods, by vote or consent by:

(a)	the holders of more than 75% of the aggregate principal amount of the outstanding global bonds;
(b)	where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or
(c)	where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually, whether or not certain “uniformly applicable” requirements are met.

It is understood that a cross-series modification constituting or including a reserve matter modification to the terms and conditions of the global bonds that is not uniformly applicable must be effected pursuant to clause (c) above; a cross-series modification that is uniformly applicable may be effected pursuant to clause (b) or (c) above, at Panama’s option.

The term “uniformly applicable,” as referred to above, in the context of a proposed cross-series modification, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. A modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Panama may select, in its discretion, any modification method for a reserve matter modification in accordance with the fiscal agency agreement and to designate which series of securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

Before soliciting the written consent or the vote of any holder of debt securities for any change to a reserve matter, Panama will provide the following information to the fiscal agent for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•	a description of Panama’s economic and financial circumstances that are in Panama’s opinion relevant to the request for the proposed modification, a description of Panama’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;
•	if Panama shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;
•	a description of Panama’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Panama is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the holders of the requisite principal amount of the debt securities of a series have approved any request, demand, authorization, direction, notice, consent, amendment, modification or supplement to, or waiver of, the global bonds or the fiscal agency agreement, or whether the holders of the requisite principal amount of the debt securities of a series have delivered a notice of acceleration of the global bonds, global bonds owned, directly or indirectly, by Panama or any public sector instrumentality of Panama will be disregarded and deemed not to be “outstanding”, except that in determining whether the fiscal agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, amendment, modification, supplement, waiver, or any notice from holders, only global bonds that a responsible officer of the fiscal agent knows to be so owned shall be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, ministry or agency of the national government of Panama, any political subdivision of Panama, or any corporation, trust, financial institution or other entity owned or controlled by the national government of Panama or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

Certain Amendments Not Requiring Holder Consent

Panama and the fiscal agent may, without the vote or consent of any holder of global bonds of a series, amend the fiscal agency agreement or the global bonds for the purpose of:

•	adding to Panama’s covenants for the benefit of the holders;
•	surrendering any of Panama’s rights or powers with respect to the global bonds;
•	securing the global bonds;
•	curing any ambiguity or curing, correcting or supplementing any defective provision in the global bonds or the fiscal agency agreement; or
•	amending the global bonds or the fiscal agency agreement in any manner that Panama and the fiscal agent may determine and that does not materially adversely affect the interest of any holders of the global bonds.

Purchase of Global Bonds by Panama

Panama may at any time purchase any of the global bonds in any manner and for any consideration. All global bonds which are purchased by or on behalf of Panama may be held, resold or surrendered for cancellation.

Governing Law

The fiscal agency agreement is, and the global bonds will be, governed by the laws of the State of New York, except with respect to their authorization and execution, which will be governed by the laws of Panama.

Listing

Application will be made to list the global bonds on the Official List of the Luxembourg Stock Exchange and to have the global bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

GLOBAL CLEARANCE AND SETTLEMENT

Panama has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg, and Panama takes responsibility for the accurate reproduction of this information. Panama takes no responsibility, however, for the accuracy of this information. DTC, Euroclear and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. None of Panama, the fiscal agent, the registrar, the paying agent nor the transfer agent will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Nor will Panama, the fiscal agent, the registrar, the paying agent or the transfer agent be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized within the meaning of the New York Banking Law;
•	a “banking organization” under the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants. It does this through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by institutions such as NYSE Euronext and The NASDAQ OMX Group, Inc.

Euroclear and Clearstream, Luxembourg

Like DTC, Euroclear and Clearstream, Luxembourg hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream, Luxembourg provide various services to their participants, including the safekeeping, administration, clearance and settlement, and lending and borrowing of internationally traded securities. Euroclear and Clearstream, Luxembourg participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and other organizations. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream, Luxembourg by clearing through or maintaining a custodial relationship with Euroclear or Clearstream, Luxembourg participants.

Distributions with respect to global bonds held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures to the extent received by the depositary for Clearstream, Luxembourg.

Ownership of Bonds through DTC, Euroclear and Clearstream, Luxembourg

Panama will issue the global bonds in the form of one or more fully registered book-entry securities, registered in the name of Cede & Co. or another nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the book-entry securities. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interest in the book-entry securities through Euroclear or Clearstream, Luxembourg, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream, Luxembourg will hold their participants’ beneficial interests in the book-entry securities in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream, Luxembourg in turn will hold such interests in their customers’ securities accounts with DTC.

Panama and the fiscal agent generally will treat the registered holder of the global bonds, initially Cede & Co. (or such other nominee as DTC shall have designated), as the absolute owner of the global bonds for all purposes. Once Panama and the fiscal agent make payments to the registered holders, Panama and the fiscal agent will no longer be liable on the global bonds for the amounts so paid. Accordingly, if you own a beneficial interest in the book-entry securities, you must rely on the procedures of the institutions through which you hold your interests in the book-entry securities (including DTC, Euroclear, Clearstream, Luxembourg and their participants) to exercise any of the rights granted to the holder of the book-entry securities. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of such book-entry securities, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action, and that DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global bonds through such participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the fiscal agency agreement or the global bonds. Euroclear’s or Clearstream, Luxembourg’s ability to take actions as a holder under the global bonds or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream, Luxembourg will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the global bonds, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed global bonds. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream, Luxembourg

Trading Between DTC Purchasers and Sellers

DTC Participants will transfer interests in the securities among themselves in the ordinary way according to DTC rules governing global security issues. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global bonds to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global bonds to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

Participants in Euroclear and Clearstream, Luxembourg will transfer interests in the global bonds among themselves in the ordinary way according to the rules and operating procedures of Euroclear and Clearstream, Luxembourg governing conventional eurobonds.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

When the global bonds are to be transferred from the account of a DTC Participant to the account of a Euroclear or Clearstream, Luxembourg participant, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the closing date. Euroclear or Clearstream, Luxembourg will then instruct its depositary to receive the global bonds and make payment for them. On the closing date, the depositary will make payment to the DTC Participant’s account and the global bonds will be credited to the depositary’s account. After settlement has been completed, DTC will credit the global bonds to Euroclear or Clearstream, Luxembourg. Euroclear or Clearstream, Luxembourg will credit the global bonds, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These global bond credits will appear the next day (European time) after the closing date. The cash debit from the account of Euroclear or Clearstream, Luxembourg will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual closing date.

Participants in Euroclear and Clearstream, Luxembourg will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the global bonds by wire transfer on the value date. The most direct way of doing this is to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream, Luxembourg until the global bonds are credited to their accounts one day later.

Since the settlement will occur during New York business hours, a DTC Participant selling an interest in the global bonds can use its usual procedures for transferring global securities to the depositaries of Euroclear or Clearstream, Luxembourg for the benefit of Euroclear or Clearstream, Luxembourg participants. The DTC seller will receive the sale proceeds on the closing date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC Participants.

Trading Between a Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser

Due to time zone differences in their favor, Euroclear and Clearstream, Luxembourg participants can use their usual procedures to transfer securities through their depositaries to a DTC Participant. The seller must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the closing date. Euroclear or Clearstream, Luxembourg will then instruct its depositary to credit the global bonds to the DTC Participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream, Luxembourg participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual closing date.

TAXATION

Panamanian Taxation

The following is a summary of certain Panamanian income and estate tax considerations that may be relevant to a prospective investor in the global bonds. The summary is based on laws, decrees, regulations, rulings and judicial and administrative interpretations in effect on the date of this prospectus supplement, all of which are subject to change. This summary is not intended to constitute a complete analysis of the tax consequences under Panamanian law of an investment in the global bonds. Prospective holders of the global bonds should consult their own tax advisors to determine the tax consequences arising from the purchase, ownership and disposition of the global bonds.

Taxation of Global Bonds

Interest payable on the global bonds will not be subject to income tax or withholding requirements in Panama. Gains realized by a holder of the global bonds on the sale or other disposition of the global bonds will be exempt from income or capital gain tax in Panama. Losses recognized on the sale or disposition of global bonds will be disallowed as a deduction for income tax purposes. Transfers of global bonds are not subject to stamp or estate taxes in Panama.

U.S. Taxation

The following summary describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of a global bond acquired pursuant to this offering. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder by the U.S. Department of the Treasury (“Treasury Regulations”), published rulings and court decisions, all as in effect on the date of this prospectus supplement. All of these laws and authorities are subject to change at any time, perhaps with retroactive effect. No assurances can be given that any changes in these laws or authorities will not affect the accuracy of the discussions set forth in this summary. This summary does not cover any U.S. state, U.S. local, non-U.S. or other tax issues, nor does it cover issues under the U.S. federal estate or gift tax laws.

Panama has not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the IRS will agree with all of such statements and conclusions. A different treatment from that described below could adversely affect the amount, timing, and character of income, gain or loss in respect of an investment in the global bonds.

This summary addresses only beneficial owners that hold a global bond as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). In particular, this summary does not address all tax considerations applicable to special classes of taxpayers, such as:

•	investors who do not purchase the global bonds in this offering at the offering price;
•	dealers in securities or currencies, certain securities traders, banks, regulated investment companies, real estate investment trusts, tax-exempt organizations and life insurance companies;
•	traders in securities that elect to use a mark-to-market method of accounting;
•	persons that purchase or sell the global bonds as part of a wash sale for U.S. federal income tax purposes;

•	persons that hold the global bonds as part of a hedging transaction or as a position in a straddle or conversion transaction for U.S. federal income tax purposes;
•	persons subject to special tax accounting rules under Section 451(b) of the Code;
•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes, or persons holding the global bonds through partnerships or other pass-through entities; and
•	U.S. Holders (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a global bond, the U.S. federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Holders of global bonds that are partnerships and partners in those partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of global bonds.

In certain circumstances (see “Description of the Global Bonds—Optional Redemption”), Panama may be obligated to pay additional amounts to optionally redeem the global bonds. These potential payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these Treasury Regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies in the aggregate are considered “remote” or “incidental” or, in certain circumstances, either it is significantly more likely than not that none of the contingencies will occur or the contingency results from an option of the issuer which, if exercised, would increase the yield to maturity of the global bond. Panama believes that these contingencies should not cause the global bonds to be treated as contingent payment debt instruments for U.S. federal income tax purposes. Accordingly, Panama does not intend to treat the possibility of paying such additional amounts as causing the global bonds to be treated as contingent payment debt instruments. Panama’s determination generally is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable Treasury Regulations. It is possible that the IRS may take a different position, in which case, if such position is sustained, the timing and amount of income included and the character of the income recognized with respect to the global bonds may be materially and adversely different from the consequences discussed herein. The remainder of this discussion assumes that the global bonds will not be treated as contingent payment debt instruments. You should consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the global bonds.

Panama expects, and the remainder of this summary assumes, that the global bonds will not be issued with greater than a de minimis amount of “original issue discount” (“OID”) for U.S. federal income tax purposes.

You should consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the global bonds in light of your particular circumstances, as well as the effect of any relevant U.S. state, U.S. local, non-U.S. or other tax laws.

Deemed Taxable Exchange

A change made to the terms of the global bonds pursuant to the “aggregated collective action clauses” may give rise to a deemed taxable exchange of the global bonds for U.S. federal income tax purposes upon which gain or loss is realized if such change constitutes a “significant modification”(as defined in the Code). Such gain or loss would generally be measured by the difference between the fair market value of the global bond after the modification and the holder’s tax basis in such global bond before the modification. A modification of a global bond that is not a significant modification does not create a deemed exchange for U.S. federal income tax purposes. Under applicable Treasury Regulations, the modification of a global bond is a significant modification if, based on all of the facts and circumstances and taking into account all modifications of the global bond collectively (other than modifications that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered is “economically significant.” The applicable Treasury Regulations also provide specific rules to determine whether certain modifications, such as a change in the timing of payments, are significant. See the discussion under “Description of the Global Bonds—Meetings, Amendments and Waivers” for more information about potential amendments of certain key terms of the global bonds.

U.S. Holders

The following discussion applies to you if you are a U.S. Holder. As used herein, a “U.S. Holder” means a beneficial owner of a global bond who or that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income tax without regard to its source; or
•	a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” as defined in the Code and Treasury Regulations (each a “U.S. Person”) have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996 and that has made a valid election under the applicable Treasury Regulations to be treated as a U.S. trust.

If you are not a U.S. Holder, this discussion does not apply to you and you should refer to “—Non-U.S. Holders” below.

Interest on a Global Bond. Payments or accruals of stated interest on a global bond generally will be taxable to you as ordinary income at the time they are accrued or actually or constructively received, depending on your regular method of accounting for U.S.

federal income tax purposes. Interest paid by Panama on a global bond will constitute income from sources outside the United States and, under the “foreign tax credit” rules, that interest generally will, depending on your circumstances, be categorized as “passive” or another category of income for purposes of computing the “foreign tax credit” allowable to you under the U.S. federal income tax laws.

Disposition of a Global Bond. You generally will recognize capital gain or loss on the sale, exchange, retirement, redemption or other taxable disposition of a global bond equal to the difference between the amount realized on the sale, exchange, retirement, redemption or other disposition of a global bond (not including any amounts attributable to accrued but unpaid interest, which will be taxed as ordinary income to the extent not previously included in income) and your adjusted tax basis in the global bond. In addition, you will recognize capital gain upon the receipt of each principal installment payment on a global bond prior to maturity in an amount equal to one third of any de minimis OID on such bonds (i.e., the excess, if any, of the principal amount of the global bonds over the offering price for the global bonds). Your “amount realized” generally will be the sum of cash plus the fair market value of any property received upon the sale, exchange, retirement, redemption or other disposition of a global bond. Your “adjusted tax basis” in a global bond generally will equal its cost to you, decreased but not below zero by the excess of any previous principal installment payments that you have received on such bonds over any de minimis OID that you have previously included in income upon the receipt of such payments.

Generally, such capital gain or loss will be long-term capital gain or loss if the global bond was held for more than one year, and will be short-term capital gain or loss if you held the global bond for one year or less. Under current U.S. federal income tax law, long-term capital gains of non-corporate U.S. Holders generally will be taxed at lower rates than items of ordinary income. Your ability to offset capital losses against ordinary income is limited. Any gain or loss you recognize on the sale, exchange, retirement, redemption or other taxable disposition of a global bond generally will be treated as income from sources within the United States or loss allocable to income from sources within the United States for “foreign tax credit” limitation purposes.

Medicare Tax. If you are a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% Medicare tax on the lesser of (i) your “net investment income” (or, in the case of an estate or trust, the “undistributed net investment income”) for the relevant taxable year and (ii) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income generally includes your interest income and your net gains from the disposition of a global bond, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate or trust, you should consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the global bonds.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year, or $75,000 at any time during the taxable year may be required to file information reports with respect to such assets with their U.S. federal income tax returns. Depending on the holder’s circumstances, higher threshold amounts may apply. “Specified foreign financial assets” include any financial accounts maintained by non-U.S. financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by certain financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties and (iii) interests in non-U.S. entities. The global bonds may be treated as specified foreign financial assets and you may be subject to this information reporting regime. Failure to file information reports may subject you to penalties. You should consult your own tax advisor regarding your obligation to file information reports with respect to the global bonds.

Non-U.S. Holders

The following discussion applies to you if you are a beneficial owner of a global bond and are not a partnership for U.S. federal income tax purposes and not a U.S. Holder as defined above (a “Non-U.S. Holder”).

Interest on a Global Bond. Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income tax or withholding tax on payments of interest and any additional amounts on a global bond unless the interest is “effectively connected” with your conduct of a trade or business within the United States (and in addition, if you are claiming benefits under an applicable income tax treaty, the interest is attributable to a permanent establishment or fixed base (in each case, within the meaning of such treaty) maintained by you within the United States). In that case, you generally will be subject to U.S. federal income tax in respect of such interest in the same manner as a U.S. Holder, as described above (unless the interest is excluded under an applicable tax treaty). If you are treated as a corporation for U.S. federal income tax purposes you may, in certain circumstances, also be subject to an additional U.S. “branch profits tax” in respect of any such effectively connected interest income currently imposed at a 30% rate (or a lower rate under an applicable tax treaty).

Disposition of a Global Bond. Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income tax or withholding tax on any capital gain realized on the sale, exchange, retirement, redemption or other disposition of a global bond unless: (1) the gain is effectively connected with your conduct of a trade or business within the United States (and in addition, if you are claiming benefits under an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base (in each case, within the meaning of such treaty) maintained by you within the United States); or (2) you are a nonresident alien individual who is present in the United States for a total of 183 days or more during the taxable year in which you sell or otherwise dispose of the global bond, and either: (i) the gain is attributable to an office or fixed place of business maintained by you in the United States; or (ii) you have a “tax home” (as defined in the Code) in the United States during the taxable year in which you sell or otherwise dispose of the global bond.

If you are described under (1) above, you generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. Holder, as described above, and, if you are a corporation for U.S. federal income tax purposes, you may, in certain circumstances, also be subject to the U.S. branch profits tax as described above. If you are described under (2) above, you generally will be subject to a 30% U.S. federal tax on the gain derived from the sale, exchange, retirement, redemption or other disposition of a global bond, which may be offset by certain U.S. source capital losses (notwithstanding the fact that you are not considered a U.S. resident for U.S. federal income tax purposes). Any amount attributable to accrued but unpaid interest on a global bond generally will be treated in the same manner as payments of interest made to you, as described above under “—Interest on a Global Bond.”

Backup Withholding and Information Reporting.

If you are a U.S. Holder, and unless you prove that you are exempt, information reporting requirements generally will apply to payments of principal and interest on a global bond if such payments are made within the United States. Such payments will be considered made within the United States if transferred to an account maintained in the United States or mailed to a United States address, and the amount is paid by or through a custodian, nominee or other agent that is a “U.S. Controlled Person,” as defined below. Backup withholding will apply to such payments if you (i) fail to provide an accurate taxpayer identification number, (ii) in the case of interest payments, fail to certify that you are not subject to backup withholding, or (iii) in the case of interest payments, are notified by the IRS that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns.

If you are a Non-U.S. Holder, backup withholding and information reporting (assuming that the gain or income otherwise is exempt from U.S. federal income tax) generally will not apply to payments of principal and interest on a global bond, but you may be required to comply with certification and identification procedures or otherwise establish an exemption. The payment of proceeds of a sale or redemption of a global bond effected at the U.S. office of a broker generally will be subject to the information reporting and backup withholding rules. In addition, the information reporting rules will apply to payments of proceeds of a sale effected at a non-U.S. office of a broker that is a “U.S. Controlled Person,” as defined below, unless the broker has documentary evidence that you are not a U.S. Person (and has no actual knowledge or reason to know to the contrary) or you otherwise establish an exemption. The backup withholding rules will apply to such payments if the broker has actual knowledge that you are a U.S. Person.

A “U.S. Controlled Person” is a broker that is, for U.S. federal income tax purposes:

•	a U.S. Person;
•	a “controlled foreign corporation”;
•	a non-U.S. person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or
•	a non-U.S. partnership in which U.S. Persons hold, at any time during the non-U.S. partnership’s tax year, more than 50% of the income or capital interests or which is engaged in a U.S. trade or business.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of a global bond generally will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability as long as the holder provides the required information to the IRS in a timely manner.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in a terms agreement and related underwriting agreement dated March 26, 2020, Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as underwriters have severally agreed to purchase, and Panama has agreed to sell to the underwriters, the principal amount of the global bonds indicated in the following table:

Underwriter	Principal Amount of Global Bonds
Credit Suisse Securities (USA) LLC	$ 833,000,000
HSBC Securities (USA) Inc.	$ 833,000,000
J.P. Morgan Securities LLC	$ 834,000,000

Total	$2,500,000,000

Global bonds sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If the global bonds are not all sold at the initial public offering price, the underwriters may change the offering price and the other offering terms. The underwriters may offer and sell the global bonds through certain of their affiliates.

Government-related entities in Panama may purchase a portion of the global bonds.

The underwriters are offering the global bonds subject to their acceptance of the global bonds from Panama and subject to prior sale. The terms agreement provides that the obligation of the underwriters to pay for and accept delivery of the global bonds is subject to certain conditions. The underwriters are obligated to take and pay for all of the global bonds if any are taken.

Delivery of the global bonds will be made against payment on or about the fourth business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds on the date of this prospectus supplement or the next two succeeding business day will be required, by virtue of the fact that the bonds initially will settle on T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

In connection with the offering of the global bonds, the underwriters may purchase and sell global bonds in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriters, for themselves or a syndicate, if there is a syndicate, in connection with the invitation. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities. Short positions created by the underwriters, for themselves or a syndicate, if there is a syndicate, involve the sale by the underwriters of a greater number of securities than they own or have a right to purchase. These activities may stabilize, maintain or otherwise affect the market prices of the global bonds, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the Luxembourg Stock Exchange, in the over-the-counter market or otherwise.

The global bonds are a new issue of securities with no established trading market. Panama has been advised by the underwriters that they presently intend to make a market in the global bonds. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Panama cannot assure the liquidity of the trading market for the global bonds or that an active public market for the global bonds will develop. If an active public trading market for the global bond does not develop, the market price and liquidity of the global bonds may be adversely affected. If the global bonds are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, Panama’s operating performance and financial condition, general economic conditions and other factors.

The underwriters and their affiliates may have engaged and may in the future continue to engage in transactions with and perform services for Panama, for which they received or will receive customary fees and expenses. These transactions and services are carried out in the ordinary course of business.

The global bonds are being offered for sale in jurisdictions in the United States, Europe and Asia where it is legal to make such offers. The underwriters have represented and have agreed that they have not offered, sold or delivered and will not offer, sell or deliver any of the global bonds, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other material relating to the global bonds, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof, and will not impose any obligations on Panama except as set forth in the terms agreement and underwriting agreement.

Panama has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and will contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering global bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the global bonds, and other conditions contained in the terms agreement, such as the receipt by the underwriters of officials’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The address of Credit Suisse Securities (USA) LLC is 11 Madison Avenue, New York, New York 10010. The address of HSBC Securities (USA) Inc. is 452 Fifth Avenue, New York, New York 10018. The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, New York 10179.

Other Relationships

The Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Panama or its instrumentalities. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Panama or its instrumentalities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Belgium

In Belgium, this offer is not directly or indirectly, being made to, or for the account of, any person other than to qualified investors (gekwalificeerde beleggers/investisseurs qualifiés) within the meaning of Article 10, §1 of the Belgian Law of June 16, 2006 on the public offering of investment instruments and the admission of investment instruments to trading on a regulated market (Wet op de openbare aanbieding van beleggingsinstrumenten en de toelating van beleggingsinstrumenten tot de verhandeling op een gereglementeerde markt/Loi relative aux offres publiques d’instruments de placement et aux admissions d’instruments de placement à la négociation sur des marchés réglementés), as amended or replaced from time to time (Belgian Qualified Investor), that do not qualify as consumers (consumenten/consommateurs) within the meaning of Article I.1, 2° of the Belgian Code of Economic Law of February 28, 2013 (Wetboek van economisch recht/Code de droit économique), as amended or replaced from time to time (Consumers).

Belgian Qualified Investors are professional clients and eligible counterparties as referred to in Annex A and Article 3, § 1 of the Belgian Royal Decree of June 3, 2007 containing detailed rules implementing Markets in Financial Instruments Directive (“MiFID”) and the Commission Directive 2006/73/EC implementing the MiFID as regards organizational requirements and operating conditions for investment firms and defined terms for the purposes of that Directive (Koninklijk besluit tot bepaling van nadere regels tot omzetting van de richtlijn betreffende markten voor financiële instrumenten/Arrêté royal portant les règles et modalités visant à transposer la directive concernant les marchés d’instruments financiers), as amended or replaced from time to time.

A Consumer within the meaning of Article I.1, 2° of the Belgian Code of Economic Law is any natural person who is acting for purposes which are outside their trade, business, craft or profession.

As a result, this offer does not constitute a public takeover bid pursuant to Articles 3, §1, 1° and 6, § 1 of the Belgian law of April 1, 2007 on public takeover bids (Wet op de openbare overnamebiedingen/Loi relative aux offres publiques d’acquisition), as amended or replaced from time to time.

Consequently, the offer and any material relating to the offer have not been and will not be, notified or submitted to, nor approved by the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten/Autorité des Services et Marchés Financiers) pursuant to the Belgian laws and regulations applicable to the public offering or tendering of securities.

The offer as well as any materials relating to the offer may not be advertised, nor distributed, directly or indirectly, to any person in Belgium other than Belgian Qualified Investors acting for their own account who are not Consumers, and may not be used in connection with any offering in Belgium except as may otherwise be permitted by law.

This offer cannot be considered to be a regulated investment service such as investment advice as listed under Annex I to the European Directive 2004/39/EC of the European Parliament and of the Council of 21 April 2004 on markets in financial instruments (MiFID), as amended or replaced from time to time.

Canada

The global bonds may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the global bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.4 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA and UK Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any global bonds to any retail investor in the EEA or in the United Kingdom. For the purposes of this provision:

the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Chile

Pursuant to the Securities Market Law of Chile and Norma de Carácter General (Rule) No. 336, dated June 27, 2012, issued by the the Commission for the Financial Market (Comisión para el Mercado Financiero or “CMF”) (“Rule 336”), the global bonds may be privately offered to certain qualified investors identified as such by Rule 336 (which in turn are further described in Rule no. 216, dated June 12, 2008, and Rule 410 dated July 27, 2016, both of the CMF).

Rule 336 requires the following information to be made to prospective investors in Chile:

1. Date of commencement of the offer.

2. That the offer of the global bonds is subject to rule 336;

3. The subject matter of this offer is securities not registered with the Securities Registry (Registro De Valores) of the CMF, nor in the foreign securities registry (Registro De Valores Extranjeros) of the CMF; hence, the global bonds are not subject to the oversight of the svs;

4. Since the global bonds are not registered in Chile there is no obligation by the issuer to deliver public information about the global bonds in Chile; and

5. The global bonds shall not be subject to public offering in Chile unless registered in the relevant securities registry of the CMF.

INFORMACIÓN A LOS INVERSIONISTAS CHILENOS

De conformidad con la Ley N° 18.045, de Mercado de Valores y la Norma De Carácter General N° 336 (la “NCG 336”), de 27 de junio de 2012, de la Comisión para el Mercado Financiero (la “CMF”), los valores pueden ser ofrecidos privadamente a ciertos “Inversionistas Calificados,” a los que se refiere la NCG 336 y que se definen como tales en la Norma De Carácter General N° 216, de 12 de junio de 2008 y en la Norma de Carácter General Nº 410, de 27 de julio de 2016, ambas de la CMF.

La siguiente información se proporciona a potenciales inversionistas en Chile de conformidad con la NCG 336:

1. Fecha del comienzo de la oferta;

2. Que la oferta se encuentra acogida a la NCG 336;

3. Que la oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de la CMF;

4. Por tratarse de valores no inscritos en Chile no existe la obligación por parte de Mexico de entregar en Chile información pública sobre estos valores; y

5. Que los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro De Valores correspondiente de la CMF.

France

The global bonds may not be offered or sold or caused to be offered or sold, directly or indirectly, to the public in France and neither this prospectus supplement and the related prospectus, which have not been submitted to the clearance procedure of the French Autorité des marchés financiers (“AMF”), nor to a competent authority of another Member State of the European Economic Area that would have notified its approval to the AMF in accordance with the passport procedure provided under the EU Prospectus Directive 2003/71/EC as implemented in France and in the relevant Member State, nor any other offering material or information contained therein relating to the global bonds may be released, issued or distributed or caused to be released, issued or distributed, directly or indirectly, to the public in France, or used in connection with any offer for subscription, exchange or sale of the global bonds to the public in France.

Any such offers, sales and distributions may be made in France only to (i) qualified investors (investisseurs qualifiés) acting for their own account, and/or to (ii) investment services providers authorized to engage in portfolio management services on behalf of third parties and/or to (iii) fewer than 150 natural or legal persons (other than qualified investors) acting for their own account, all as defined in, and in accordance with, Articles L.411-2, II, D.411-1 and D.411-4, D.744-l, D.754-l and D.764-1 of the French Code monétaire et financier.

In the event that the global bonds purchased or subscribed by investors listed above are offered or resold, directly or indirectly, to the public in France, the conditions relating to public offers set forth in Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier must be complied with. Investors in France and persons into whose possession offering materials come must inform themselves about, and observe, any such restrictions.

Germany

This prospectus supplement does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany (“Germany”) or any other member state of the EEA which has implemented the Prospectus Directive pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in the Federal Republic of Germany that would permit a public offering of the global bonds, or distribution of a prospectus, a prospectus supplement or any other offering material relating to the global bonds and that, in particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany has been or will be published within the Federal Republic of Germany, nor has this prospectus supplement been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within the Federal Republic of Germany. Accordingly, any offer or sale of the global bonds or any distribution of offering material within the Federal Republic of Germany may violate the provisions of the German Securities Prospectus Act.

Each of the Dealer Managers represents, agrees and undertakes that: (i) it has not offered, sold or delivered and will not offer, sell or deliver any bonds in Germany other than in accordance with provisions of the German Securities Prospectus Act; and (ii) that it will distribute in the Federal Republic of Germany any offering material relating to the global bonds only under circumstances that will result in compliance with the applicable rules and regulations of the Federal Republic of Germany.

This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Hong Kong

Each manager represents, warrants and agrees that the global bonds have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CWUMPO”), or (b) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the CWUMPO.

No advertisement, invitation or document relating to the global bonds has been or will be issued, or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the global bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Italy

The offering of the global bonds has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no global bonds may be offered, sold or delivered, nor copies of this prospectus, any prospectus supplement or any other documents relating to the debt securities may be distributed in Italy except:

(a)    to “qualified investors”, as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended (“Regulation No. 16190”) pursuant to Article 34-ter, paragraph 1, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

(b)    in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any offer, sale or delivery of the global bonds or distribution of copies of this prospectus, any prospectus supplement or any other documents relating to the debt securities in Italy must be:

(a)    made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Law”), Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

(b)    in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

(c)    in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the global bonds on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

Japan

The global bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”) and each underwriter and agent will represent and agree that it will not offer or sell any global bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act of Japan (Act No. 228 of 1949, as

amended)), or to others for re offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Luxembourg

The global bonds may not be offered to the public in Luxembourg, except in the following circumstances:

a)    in the period beginning on the date of publication of a prospectus in relation to those global bonds which have been approved by the Commission de surveillance du secteur financier (the “CSSF”) in Luxembourg or, where appropriate, approved in another relevant European Union Member State and notified to the CSSF, all in accordance with Directive (EC) No. 2003/71 on prospectuses for securities as amended (the “Prospectus Directive”) and ending on the date which is 12 months after the date of such publication (a “public offer”);

b)    at any time to qualified investors, which means “persons or entities that are described in points (1) to (4) of Section I of Annex II to Directive (EC) No 2004/39 of the European Parliament and of the Council of 21 April 2004 on markets in financial instruments, and persons or entities who are, on request, treated as professional clients in accordance with Annex II to Directive (EC) No 2004/39, or recognized as eligible counterparties in accordance with Article 24 of Directive (EC) No. 2004/39 unless they have requested that they be treated as non-professional clients. Investment firms and credit institutions shall communicate their classification on request to the issuer without prejudice to the relevant legislation on data protection. Investment firms authorized to continue considering existing professional clients as such in accordance with Article 71(6) of Directive (EC) No. 2004/39 shall be authorized to treat those clients as qualified investors under this Directive”; and/or

c)    an offer of securities addressed to fewer than 150 natural or legal persons per Member State;

d)    at any time in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

The applicability of the selling restrictions provided by Luxembourg law will depend on whether the offer is to be treated as a public offer or whether it can be made under one of the exemptions of Article 3 of the EU Prospectus Directive, as amended pursuant to the EU Prospectus Amendment Directive.

This prospectus supplement has been prepared on the basis that the global bonds will be made pursuant to an exemption under Article 3 of the Prospectus Directive from the requirement to produce a prospectus for offers of securities.

For the purposes of this provision, the expression an offer of global notes to the public in relation to any global bonds in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the global bonds to be offered so as to enable an investor to decide to purchase the global bonds, as defined in the Law of 10 July 2005 on prospectuses for securities as amended and implementing the Prospectus Directive or any variation thereof or amendment thereto.

Malaysia

Nothing in this prospectus supplement constitutes the making available, or offer for subscription or purchase, or invitation to subscribe for or purchase, or sale, of the global bonds in Malaysia. No approval, authorization or recognition from, or registration with, the Securities Commission of Malaysia (“SC”) has been or will be obtained for the making available, offer for subscription or purchase of, or invitation to subscribe for or purchase, or sale, of the global bonds or any other securities under the Capital Markets and Services Act of 2007 to any persons in Malaysia. Neither this prospectus supplement or any amendment or supplement nor any prospectus, disclosure document or other offering document has been or will be approved by, or registered or lodged with, the SC, the Registrar of Companies, or any other authority in connection with the offering or invitation in Malaysia. Accordingly, no offering or invitation in respect of the global bonds or any other securities is or will be made in Malaysia pursuant to this prospectus supplement or any amendment or supplement hereto. This prospectus supplement or any amendment or supplement hereto or any other offering document in relation to the global bonds may not be circulated or distributed in Malaysia, whether directly or indirectly, for the purpose of making available, or offer for subscription or purchase, or invitation to subscribe for or purchase, or sale, of the global bonds, and no person may offer for purchase any of the global bonds directly or indirectly to anyone in Malaysia. The global bonds will only be made available or offered or sold exclusively to persons outside Malaysia.

The Netherlands

In addition and without prejudice to the EEA selling restrictions above, zero coupon debt securities in bearer form on which interest does not become due and payable during their term but only at maturity and other debt securities in bearer form that qualify as savings certificates (spaarbewijzen) within the meaning of the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) may be transferred or accepted only through the mediation of either the Issuer or a member of Euronext Amsterdam N.V. and with due observance of the Dutch Savings Certificates Act and its implementing regulations (including the registration requirements), provided that no such mediation is required in respect of (i) the initial issue of such debt securities to the first holders thereof, (ii) any transfer and delivery by natural persons who do not act in the conduct of a profession or trade and (iii) the issue and trading of such debt securities, if such debt securities are physically issued outside the Netherlands and not distributed in the Netherlands in the course of primary trading or immediately thereafter; in addition (i) certain identification requirements in relation to the issue and transfer of, and payment on, such debt securities have to be complied with, (ii) any reference in publications concerning such debt securities to the words “to bearer” is prohibited, (iii) so long as such debt securities are not listed at the regulated market operated by Euronext Amsterdam N.V., each transaction involving a transfer of such debt securities must be recorded in a transaction note, containing, at least, the name and address of the counterparty to the transaction, the nature of the transaction and a description of the amount, registration number(s) and type of the debt securities concerned and (iv) the requirement described under (iii) must be printed on such debt securities.

Each underwriter and agent will acknowledge and agree that it will not make an offer of the debt securities to the public in the Netherlands in reliance on Article 3(2) of the Prospectus Directive unless (i) such offer is made exclusively to persons or entities which are (a) qualified investors as defined in the Prospectus Directive or (b) represented by eligible discretionary asset managers in accordance with Article 55 of the Exemption Regulation DFSA (Vrijstellingsregeling Wft), or (ii) a standard warning is used as required by Article 5:5(2) or 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, or DFSA), provided that no such offer of debt securities shall require Mexico or any underwriter or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purpose of this paragraph, the expression “Prospectus Directive” means Directive 2003/71/EC as amended and implemented in Dutch law.

Each underwriter and agent will furthermore acknowledge and agree that it will not make an offer of debt securities with a maturity of less than 12 months until the competent authority publishes its interpretation of the term “public” (as referred to in Article 4.1(1) of Regulation (EU) No 575/2013), unless such debt securities either (a) have a minimum denomination of €100,000, or (b) are offered solely to professional market parties (professionele marktpartij) within the meaning of the DFSA and the rules promulgated thereunder and, as soon as the competent authority publishes the interpretation of the term “public” as referred to in Article 4.1(1) of Regulation (EU) No 575/2013, to persons or legal entities that are part of the public within the meaning of Regulation (EU) No 575/2013 and the DFSA and the rules promulgated thereunder.

Panama

This prospectus supplement and the global bonds have not been and will not be registered with the Superintendence of Securities Markets of the Republic of Panama under Decree Law 1 of 1999, as amended as they are exempted from registration. Therefore, the global bonds may be publicly offered and sold in the Republic of Panama to any investor pursuant to registration exemptions applicable to government securities.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any global bonds or caused such global bonds to be made the subject of an invitation for subscription or purchase and will not offer or sell such global bonds or cause such global bonds to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such global bonds, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the global bonds are subscribed or purchased in reliance on an exemption under Sections 274 or 275 of the SFA, the global bonds shall not be sold within the period of six months from the date of the initial acquisition of the debt securities, except to any of the following persons:

•	an institutional investor (as defined in Section 4A of the SFA);
•	a relevant person (as defined in Section 275(2) of the SFA); or

•	any person pursuant to an offer referred to in Section 275(1A) of the SFA,

unless expressly specified otherwise in Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Where the global bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the global bonds pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•	where no consideration is or will be given for the transfer;
•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulations 2018.

South Korea

The global bonds have not been and will not be registered with the Financial Services Commission of the Republic of Korea (“Korea”) for public offering in Korea under the Financial Investment Services and Capital Markets Act of Korea and its subordinate decrees and regulations. None of the global bonds may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea (as defined under the Foreign Exchange Transaction Law of Korea) except pursuant to applicable laws and regulations of Korea. In addition, no tender offer for any bonds in exchange for the global bonds may be made, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea.

Switzerland

This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the global bonds described herein. The global bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has or will be made to admit the global bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the global bonds constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the global bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The global bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the global bonds in Taiwan.

The United Arab Emirates

This prospectus supplement has been provided to you at your written request and is not intended to constitute an offer, sale or delivery of bonds or other securities under the laws of the United Arab Emirates. The global bonds have not been and will not be approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (SCA), the Dubai Financial Services Authority, the Financial Services Regulatory Authority or any other relevant licensing authorities in the UAE, and accordingly does not constitute a public offer of securities in the UAE in accordance with the UAE Commercial Companies Law (Federal Law No. 2 of 2015 (as amended)), SCA Resolution No. 3 R.M. of 2017 Regulating Promotions and Introductions or otherwise. Accordingly, the global bonds may not be offered to the public in the United Arab Emirates (including the Dubai International Financial Centre and Abu Dhabi Global Market).

The United Kingdom

This document is only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The global bonds will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the global bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has, severally and not jointly, represented, warranted and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the global bonds in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and
•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the global bonds in, from or otherwise involving the United Kingdom.

VALIDITY OF THE GLOBAL BONDS

The validity of the global bonds will be passed upon for Panama by Dr. Rigoberto González Montenegro, the Procurador de la Administración of Panama, or by a duly authorized attorney of the Procuraduría de la Administración, and by Arnold & Porter Kaye Scholer LLP, New York, New York, United States counsel to Panama, and for the underwriters by Sullivan & Cromwell LLP, New York, New York, United States counsel to the Underwriters, and by Arias, Fábrega & Fábrega, Panama counsel to the Underwriters.

As to all matters of Panama law, Arnold & Porter Kaye Scholer LLP may rely on the opinion of the Procurador de la Administración or a duly authorized attorney of the Procuraduría de la Administración, and Sullivan & Cromwell LLP may rely on the opinion of Arias, Fábrega & Fábrega and the Procurador de la Administración or a duly authorized attorney of the Procuraduría de la Administración. As to all matters of United States law, the Procurador de la Administración or a duly authorized attorney of the Procuraduría de la Administración may rely on the opinion of Arnold & Porter Kaye Scholer LLP, and Arias, Fábrega & Fábrega may rely on the opinion of Sullivan & Cromwell LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Information included herein which is identified as being derived from a publication of, or supplied by, Panama or one of its agencies or instrumentalities is included on the authority of that publication as a public official document of Panama. All other information is included as a public official statement made on the authority of the Minister of Economy and Finance of Panama.

GENERAL INFORMATION

Due Authorization

Panama is authorized to issue the global bonds pursuant to Cabinet Decree No. 6 dated March 17, 2020.

Listing and Luxembourg Listing Agent

Application will be made to list the global bonds on the Official List of the Luxembourg Stock Exchange and to have the global bonds admitted to trading on the Euro MTF Market. The Luxembourg listing agent is The Bank of New York Mellon S.A./N.V., Luxembourg Branch.

Litigation

Except as described herein and in any documents incorporated herein by reference, neither Panama nor any governmental agency of Panama is involved in any litigation, arbitration or administrative proceedings relative to claims or amounts that are material in the context of the issuance of the global bonds and that would materially and adversely affect Panama’s ability to meet its obligations under the global bonds and the fiscal agency agreement with respect to the global bonds. No such litigation or arbitration or administrative proceedings are pending or, so far as Panama is aware, threatened.

Documents Relating to the Global Bonds

Copies of the fiscal agency agreement and the form of the global bonds may be inspected during normal business hours on any day, except Saturdays, Sundays and public holidays, at the offices of the fiscal agent and the Luxembourg paying agent specified on the inside back cover of this prospectus supplement.

Where You Can Find More Information

Panama has filed its annual report for 2018 on Form 18-K (except for certain exhibits), as amended by Amendment No.  1 thereto on Form 18-K/A, with the SEC electronically. Panama’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

Such Form 18-K, together with its exhibits and amendments previously filed with the SEC and filed before the end of the offering of the global bonds, is considered part of and incorporated by reference in this prospectus supplement.

So long as the global bonds are listed on the Official List of the Luxembourg Stock Exchange, copies of the most recent Panamá en Cifras (as or when available), or if Panamá en Cifras ceases to be published, comparable economic information of the Office of the Comptroller General, and any documents incorporated by reference in this prospectus supplement may be obtained in English at the office of the Luxembourg listing agent for the global bonds and at the office of the fiscal agent during usual business hours on any day (Saturdays, Sundays and public holidays excepted).

Clearing

The global bonds will be accepted for clearance through Euroclear, Clearstream, Luxembourg and DTC (CUSIP No.: 698299BM5, ISIN: US698299BM53, Common Code 215102254).

PROSPECTUS

REPUBLIC OF PANAMA

$5,150,783,750

Debt Securities

Warrants

The Republic of Panama (referred to as Panama) or Banco Nacional de Panamá (BNP), acting not in its individual capacity but solely as trustee of Fideicomiso FAP, a trust formed under the laws of Panama which owns the assets of the Fondo de Ahorro de Panamá (FAP), and which is referred to as the Savings Fund Trust (BNP, in such capacity, being referred to as the selling securityholder), may offer up to $5,150,783,750 (or its equivalent in other currencies) aggregate principal amount of debt securities of Panama, with or without warrants or other similar securities to purchase, sell or exchange such debt securities.

Panama or the selling securityholder may offer any combination of debt securities and/or warrants from time to time in one or more offerings. Panama will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Panama or the selling securityholder may sell the securities directly, through agents designated from time to time or through underwriters or dealers.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Panama has not authorized anyone to provide you with different or additional information. Panama is not making an offer of these debt securities or warrants in any place where the offer is not permitted by law. You should assume that the information in this prospectus, the prospectus supplement accompanying this prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents.

The date of this prospectus is October 9, 2019.

WHERE YOU CAN FIND MORE INFORMATION

Panama voluntarily files annual reports with the Securities and Exchange Commission, or the SEC. These reports and any amendments to these reports include certain financial, statistical and other information about Panama, and may be accompanied by exhibits. You may read and copy any document Panama files with the SEC at the SEC’s public reference room in Washington, D.C. You may also obtain copies of these documents from the public reference room in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room or log on to http://www.sec.gov, where the SEC maintains an Internet site that contains reports and other information filed by Panama.

The SEC allows Panama to “incorporate by reference” into this prospectus the information Panama files with it. This means that Panama can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. Panama incorporates by reference the following documents:

◆	Panama’s Annual Report on Form 18-K for the fiscal year ended December 31, 2018 filed on September 27, 2019 (File No. 333-07558);

◆	Any amendment on Form 18-K/A to the 2018 annual report filed after the date of this prospectus and prior to the termination of the offering of the securities.

Panama also incorporates by reference all future annual reports and amendments to annual reports until it sells all of the debt securities and warrants covered by this prospectus. Each time Panama files a document with the SEC that is incorporated by reference, the information in that document automatically updates information contained in previously filed documents.

You may request a free copy of these filings by writing or calling the Embassy of Panama at the following address:

Embassy of Panama

2862 McGill Terrace, N.W.

Washington, D.C. 20008

Attn: Finance Section

(202) 483-1407

DATA DISSEMINATION

Panama is a participant in the Enhanced General Data Dissemination System of the International Monetary Fund, or the IMF. Countries that participate in the

Enhanced General Data Dissemination System make a commitment to use it as a framework to develop national systems to produce and disseminate economic, financial and socio-demographic data. Participation in the General Data Dissemination System is voluntary. As a participant, Panama has committed to undertaking to:

◆	designate a country coordinator to act as the main contact with the IMF staff on all issues relating to Panama’s participation in and implementation of the Enhanced General Data Dissemination System; and

◆	prepare descriptions of Panama’s statistical practices that the IMF will post on its Dissemination Standards Bulletin Board. These descriptions, or “metadata,” are intended to cover Panama’s current statistical production and dissemination practices as well as plans for short- and longer-term improvements and, if applicable, associated technical and other assistance required to implement these plans.

The metadata prepared by participants in the Enhanced General Data Dissemination System may be found on the IMF’s Dissemination Standard Bulletin Board. The Internet website is located at http://dsbb.imf.org/Applications/web/dsbbhome. The website and any information on it are not part of this prospectus. All references in this prospectus to this website are inactive textual references to this URL, or “uniform resource locator,” and are for your information only.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, Panama will use the net proceeds from the sale of the securities for the general governmental purposes of Panama, including the refinancing of domestic and external indebtedness of Panama and for other budgetary purposes. Unless otherwise specified in the applicable prospectus supplement, Panama will not receive any proceeds from any sales of debt securities or warrants made by the selling securityholder.

DEBT SECURITIES

Panama may issue debt securities, with or without warrants, in distinct series at various times, and these debt securities will be issued pursuant to a fiscal agency agreement between Panama and the fiscal agent. The financial terms and other specific terms of a particular series of debt securities will be described in a prospectus supplement relating to such securities. If the terms or conditions described in the prospectus supplement that relates to your series of debt securities differ from the terms or conditions described in this prospectus, you should rely on the terms or conditions described in the prospectus supplement.

In this description of debt securities, you will see some initially capitalized terms. These terms have very particular, legal meanings, and you can find their definitions under the heading “Glossary” below.

General

The prospectus supplement that relates to your debt securities will specify the following terms:

◆	the specific title or designation of the debt securities;

◆	the principal amount of the debt securities;

◆	the price of the debt securities;

◆	the stated maturity date(s) on which Panama must repay principal;

◆	the rate of any interest the debt securities will bear and, if variable, the method by which the interest rate will be calculated;

◆	the dates when any interest payments will be made;

◆	the date or dates from which any interest will accrue;

◆	the record dates for any interest payable on an interest payment date;

◆	the circumstances and terms, if any, under which Panama may redeem the debt securities before maturity;

◆	the circumstances and terms, if any, under which the holders of the debt securities may obligate Panama to redeem, repurchase or repay their respective securities pursuant to any sinking fund or analogous provisions or at the option of those holders;

◆	the currency or currencies in which such debt securities are denominated, which may be U.S. dollars, another foreign currency or units of two or more currencies;

◆	the currency or currencies for which such debt securities may be purchased and in which principal, premium, if any, and interest may be payable;

◆	if any amount payable in respect of the debt securities will be determined based on an index or formula, the method by which such amount will be determined;
◆	if the debt securities will be issued upon the exchange or conversion of other debt securities, the specific terms relating to this exchange or conversion;

◆	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security will be exchangeable for certificated (physical) securities;

◆	if the debt securities will be listed, the stock exchange on which they will be listed;

◆	whether the debt securities will be designated “Equal Ranking Securities” (as described under the heading “Debt Securities – Status of the Debt Securities” below), “Collective Action Securities” (as described under the heading “Collective Action Securities” below) or “Aggregated Collective Action Securities (as described under the heading “Aggregated Collective Action Securities” below); and

◆	any other terms of the debt securities.

If applicable, the prospectus supplement may also describe any U.S. federal or Panamanian income tax consequences and special considerations applicable to that particular series of debt securities.

Any moneys held by the fiscal agent in respect of debt securities and remaining unclaimed for two years after those amounts have become due and payable shall be returned to Panama. After the return of these moneys to Panama, the holder of this debt security may thereafter look only to Panama for any payment.

Panama may replace the fiscal agent at any time, subject to the appointment of a replacement fiscal agent. The fiscal agent is an agent of Panama and is not a trustee for the holders of the debt securities.

Status of the Debt Securities

The following description shall apply to any series of debt securities that have been designated “Equal Ranking Securities.”

The debt securities constitute and will constitute direct, unsubordinated, unconditional and general obligations of Panama. Except as described under the heading “Negative Pledge” below, the debt securities are unsecured obligations of Panama. Panama has pledged its full faith and credit for the due and punctual payment of principal, premium, if any, and interest on the debt securities.

The debt securities rank and will rank without any preference among themselves and equally with all other unsecured and unsubordinated Public Indebtedness of Panama. It is understood that this provision shall not be construed so as to require Panama to make payments under the debt securities ratably with payments being made under any other Public Indebtedness.

The following description shall apply to any series of debt securities that have not been designated “Equal Ranking Securities”

The debt securities will be direct, unconditional and general obligations of Panama. Except as described under the heading “Negative Pledge” below, the debt securities are unsecured obligations of Panama. Panama has pledged its full faith and credit for the due and punctual payment of principal, premium, if any, and interest on the debt securities.

The debt securities of each series will rank equally in right of payment with all other indebtedness issued in accordance with the fiscal agency agreement and with all other unsecured and unsubordinated Indebtedness of Panama.

Form of Debt Securities

Unless otherwise specified in the prospectus supplement, debt securities denominated in U.S. dollars will be issued:

◆	only in fully registered form;

◆	without interest coupons; and

◆	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Debt securities denominated in another monetary unit will be issued in the denominations set forth in the applicable prospectus supplement.

Payment

Unless otherwise specified in the applicable prospectus supplement, principal of and interest and premium (if any) on the debt securities will be payable in U.S. dollars at the New York office of the fiscal agent to the registered holders of the debt securities on the related record date.

The register of holders of debt securities will be kept at the New York office of the fiscal agent.

Negative Pledge

The following description shall apply to any series of debt securities issued on or after the date hereof, but not to a reopening of a series of debt securities originally issued prior to February 13, 2015.

Unless otherwise specified in the prospectus supplement, Panama undertakes with respect to each series of debt securities that, as long as any debt securities of that series remain outstanding, it will not create or permit to subsist any Lien upon the whole or any part of its assets or revenues to secure any Public External Indebtedness of Panama, unless:

◆	the debt securities of such series are secured equally and ratably with such Public External Indebtedness; or

◆	the debt securities of such series have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the holders of the debt securities of such series as provided under the heading “Meetings and Amendments”, or in the case of a series of debt securities that has been designated “Collective Action Securities” under the heading “Collective Action Securities – Amendments and Waivers”, or in the case of a series of debt securities that has been designated “Aggregated Collective Action Securities” under the heading “Aggregated Collective Action Securities – Amendments and Waivers” below, as the case may be.

Notwithstanding the foregoing, Panama may create or permit to subsist:

◆	any Lien upon property to secure Public External Indebtedness of Panama incurred for the purpose of financing the acquisition of such property and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures only the renewal or extension of the original secured financing;

◆	any Lien existing on such property at the time of its acquisition to secure Public External Indebtedness of Panama and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures only the renewal or extension of the original secured financing;

◆	any Lien in existence on the date of issue of the debt securities, including any renewal or extension thereof which secures only the renewal or extension of the original secured financing;

◆	any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project and any renewal or extension of such Lien, provided that:

◇	the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project, and all proceeds (including, without limitation, any insurance proceeds), products and all additions, substitutions, replacements and accessions of or to any such assets or revenues, as the principal source of repayment of such Public External Indebtedness; and

◇	the property over which such Lien is granted consists solely of such assets and revenues and proceeds;

◆	any Lien on the properties or revenues of the FAP or any Lien on the properties or revenues of the Development Trust Fund assumed by the FAP as successor of the Development Trust Fund, provided that the equivalent in U.S. dollars of the amount secured by such Liens shall not at any time exceed the amount of all contributions to the FAP from:

◇	the assets of the Development Trust Fund transferred to the FAP;

◇	any contribution from the Panama Canal Authority to the National Treasury that is greater than 3.5% of the nominal GDP of the year in effect, starting with the fiscal year 2015;

◇	the proceeds from the sale of any stock in Mixed Companies;

◇	sums bequeathed or donated to the FAP by any person other than Panama or any governmental agency or affiliate thereof; and

◇	any earnings on properties or revenues received pursuant to the four bullet points immediately above, and any renewal or extension of any such Lien which is limited to the original properties or revenues covered thereby; and

◆	Liens in addition to those permitted under the bullet points above, and any renewal or extension thereof, provided that the aggregate amount of Public External Indebtedness secured by such additional Liens shall not exceed the equivalent of U.S.$25,000,000.

The following description shall apply to a reopening of any series of debt securities originally issued prior to February 13, 2015:

Unless otherwise specified in the prospectus supplement, Panama undertakes with respect to each series of debt securities that, as long as any debt securities of that series remain outstanding, it will not create or permit to subsist any Lien upon the whole or any part of its assets or revenues to secure any Public External Indebtedness of Panama, unless:

◆	the debt securities of such series are secured equally and ratably with such Public External Indebtedness; or

◆	the debt securities of such series have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the holders of the debt securities of such series as provided under the heading “Meetings and Amendments” below.

Notwithstanding the foregoing, Panama may create or permit to subsist:

◆	any Lien upon property to secure Public External Indebtedness of Panama incurred for the purpose of financing the acquisition of such property and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures only the renewal or extension of the original secured financing;

◆	any Lien existing on such property at the time of its acquisition to secure Public External Indebtedness of Panama and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures only the renewal or extension of the original secured financing;

◆	any Lien in existence on the date of the fiscal agency agreement, including any renewal or extension thereof which secures only the renewal or extension of the original secured financing;

◆	any Lien contemplated as of July 17, 1996 under the agreements (as they may be amended) implementing the Republic of Panama 1995 Financing Plan dated October 4, 1995 sent to the international financial community with the communication dated September 15, 1995 from the Minister of Planning and Economic Policy of Panama and explanatory communications relating thereto and implementing documentation therefor, including any Lien to secure obligations under the collateralized bonds issued thereunder (the “Collateralized Bonds”);

◆	any Lien securing Public External Indebtedness of Panama issued upon surrender for cancellation of the Collateralized Bonds or the principal amount of any indebtedness of Panama outstanding as of the date of the 1995 Financing Plan, in each case, to the extent such Lien is created to secure such Public External Indebtedness on a basis comparable to the Collateralized Bonds and the principal amount of Public External Indebtedness so secured is no greater than the principal amount of Collateralized Bonds or such other indebtedness so cancelled;

◆	any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project and any renewal or extension of such Lien, provided that:

◇	the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public External Indebtedness; and

◇	the property over which such Lien is granted consists solely of such assets and revenues;

◆	any Lien on the properties or revenues of the Development Trust Fund created by Republic of Panama Law No. 20 of May 15, 1995, provided that the equivalent in U.S. dollars of the amount secured by such Liens shall not at any time exceed the amount of all contributions to the Development Trust Fund from:

◇	the net proceeds from the privatization of publicly owned companies or the initial payment for concessions granted to the private sector;

◇	the proceeds from sales conducted of any Interoceanic Region Assets by the Interoceanic Region Authority;

◇	sums bequeathed or donated to the Development Trust Fund by any person other than Panama or any governmental agency or affiliate thereof; and

◇	any earnings on properties or revenues received pursuant to the three bullet points immediately above, and any renewal or extension of any such Lien which is limited to the original properties or revenues covered thereby; and

◆	Liens in addition to those permitted under the bullet points above, and any renewal or extension thereof, provided that the aggregate amount of Public External Indebtedness secured by such additional Liens shall not exceed the equivalent of U.S.$25,000,000.

Default

Each of the following events will be an event of default with respect to each series of debt securities:

(a) default by Panama in any payment of principal of any debt securities of such series for 15 calendar days;

(b) default by Panama in any payment of interest on any debt securities of such series for 30 calendar days;

(c) failure of Panama to perform any other obligation under the debt securities of that series, which continues for 60 calendar days after the holder of any debt securities of that series provides to the fiscal agent written notice requiring that such default be remedied;

(d) acceleration of any aggregate principal amount of Public Indebtedness of Panama that exceeds U.S.$25,000,000 (or its equivalent in any other currency) by reason of an event of default (however described) arising from Panama’s failure to make any payment of principal, premium or interest thereunder when due;

(e) failure of Panama to make any payment in respect of the Public

Indebtedness of Panama in an aggregate principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency) when due, which continues for 30 calendar days after the holder of any debt securities of that series provides to the fiscal agent written notice requiring that such default be remedied;

(f) declaration by Panama of a moratorium with respect to the payment of principal of, or premium or interest on, Public External Indebtedness of Panama which does not expressly exclude the debt securities of that series; or

(g) denial or repudiation by Panama of its obligations under the debt securities of that series.

Acceleration of Maturity

The following description does not apply to any series of debt securities that has been designated Collective Action Securities or Aggregated Collective Action Securities. See “Collective Action Securities – Acceleration of Maturity” or “Aggregated Collective Action Securities – Acceleration of Maturity” below for a description of the corresponding terms of Collective Action Securities or Aggregated Collective Action Securities, as the case may be.

If an event of default described in clause (a), (b), (f) or (g) under the heading “Default” above occurs with respect to any series of debt securities, then each registered holder of debt securities of that series may declare the principal of and any accrued interest on the debt securities it holds immediately due and payable.

If an event of default described in clause (c), (d) or (e) under the heading

“Default” above occurs with respect to any series of debt securities, then the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the principal of and any accrued interest on all the debt securities of that series then outstanding immediately due and payable. Debt securities held directly or indirectly by or on behalf of Panama or any political subdivision or instrumentality thereof shall not be considered “outstanding” for this purpose.

Holders of debt securities may exercise these rights only by providing a written demand to Panama and the fiscal agent at its New York office at a time when the event of default is continuing.

Redemption and Repurchase

Unless otherwise set forth in the applicable prospectus supplement, the debt securities will not be redeemable prior to maturity at the option of Panama or the registered holders of these debt securities.

Panama may at any time purchase debt securities in any manner and for any price. Debt securities purchased by Panama may, at its discretion, be held, resold or cancelled.

Meetings and Amendments

The following description does not apply to any series of debt securities that has been designated Aggregated Collective Action Securities. See “Aggregated Collective Action Securities – Meetings” and Aggregated Collective Action Securities – Amendments and Waivers” below for a description of the corresponding terms of Aggregated Collective Action Securities

General. A meeting of holders of debt securities of any series may be called at any time:

◆	to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided for in the fiscal agency agreement or the debt securities of that series; or

◆	to modify, amend or supplement the terms of the debt securities of that series or the fiscal agency agreement.

Panama may at any time call a meeting of holders of debt securities of a series for any purpose described above. This meeting would be held at the time and place determined by Panama. If an event of default occurs and Panama or the holders of at least 10% of the aggregate principal amount of the outstanding debt securities of a series request (in writing) the fiscal agent to call a meeting, the fiscal agent will call such a meeting.

For the purpose of this prospectus, “outstanding” debt securities do not include:

◆	debt securities cancelled by or delivered for cancellation to the fiscal agent;

◆	debt securities held for reissuance but not reissued by the fiscal agent;

◆	debt securities called for redemption;

◆	debt securities which have become due and payable and for which sufficient funds to pay amounts owed under these debt securities have been paid or provided for; or

◆	debt securities of a series that have been substituted with another series of debt securities.

Notice. The notice of a meeting will set forth the time and place of the meeting and in general terms the action proposed to be taken at the meeting. This notice shall be given as provided in the terms of the debt securities. In addition, this notice shall be given between 30 and 60 days before the meeting date; however, in the case of any meeting to be reconvened after adjournment for lack of a quorum, this notice shall be given between 10 and 60 days before the meeting date.

Voting; Quorum. A person who holds outstanding debt securities of a series or is duly appointed to act as proxy for a holder of these debt securities will be entitled to vote at a meeting of holders of the debt securities of that series. The presence at the meeting of persons entitled to vote a majority of the principal amount of the outstanding debt securities of a series shall constitute a quorum with respect to that series of debt securities.

If a quorum is not present within 30 minutes of the time appointed for the meeting, the meeting may be adjourned for a period of at least 10 days as determined by the chairman of the meeting prior to the adjournment of the meeting. If the meeting is convened at the request of the holders, however, then the meeting shall be dissolved.

In the absence of a quorum at an adjourned meeting, this adjourned meeting may be further adjourned for a period of at least 10 days as determined by the chairman of the meeting. Notice of the reconvening of an adjourned meeting shall be given only once. This notice shall state expressly the percentage of the principal amount of the outstanding debt securities of that series which shall constitute a quorum. Subject to the foregoing, at the reconvening of a meeting adjourned for a lack of a quorum, the presence of persons entitled to vote 25% in principal amount of the outstanding debt securities of a series shall constitute a quorum with respect to that series of debt securities for the taking of any action set forth in the notice of the original meeting.

In addition, any meeting at which a quorum is present may be adjourned by the vote of a majority of the principal amount of the outstanding debt securities of the series represented at the meeting, and the meeting may be held as so adjourned without further notice.

If a quorum is present at the meeting, any resolution and all matters (other than those matters identified below that require the consent of all holders of the debt securities of a series) shall be effectively passed or decided by the vote of the persons entitled to vote 66 2/3% in aggregate principal amount of the outstanding debt securities of such series represented and voting at the meeting.

Regulations. The fiscal agent may make reasonable and customary regulations as it deems advisable for any meeting with respect to:

◆	the proof of the holding of debt securities of a series;

◆	the appointment of proxies in respect of holders of registered debt securities of a series;

◆	the record date for determining the registered owners of registered debt securities of a series;

◆	the adjournment and chairmanship of such meeting;

◆	the appointment and duties of inspectors of votes, certificates and other evidence of the right to vote; and

◆	other matters concerning the conduct of the meeting that the fiscal agent deems appropriate.

Chairman. The fiscal agent will appoint a temporary chairman of the meeting by an instrument in writing. If Panama or the holders of the debt securities of a series called the meeting, however, then Panama or the holders calling the meeting, as the case may be, will appoint a temporary chairman by an instrument in writing.

A permanent chairman and a permanent secretary of the meeting shall be elected by the vote of the persons entitled to vote a majority of the principal amount of the outstanding debt securities of the series represented and voting at the meeting. The chairman of the meeting shall have no right to vote, except as a holder of debt securities of that series or proxy.

Record. A record, and at least one duplicate, of the proceedings of each meeting of holders will be prepared. One copy of the record of each meeting will be delivered to Panama and another to the fiscal agent to be preserved by the fiscal agent.

Amendments. (The following description does not apply to any series of debt securities that has been designated Collective Action Securities or Aggregated Collective Action Securities. See “Collective Action Securities – Amendments and Waivers” or “Aggregated Collective Action Securities” below for a description of the corresponding terms of Collective Action Securities or Aggregated Collective Action

Securities, as the case may be). Unless the unanimous consent of holders of debt securities of an affected series is required as specified below, with:

◆	the affirmative vote, in person or by proxy, of the holders of at least 66 2/3% of the aggregate principal amount of the outstanding debt securities of a series represented and voting at a duly called and held meeting; or

◆	the written consent of the holders of at least 66 2/3% in aggregate principal amount of the outstanding debt securities of a series:

(i) Panama and the fiscal agent may modify, amend or supplement the terms of the debt securities of a series or, insofar as it affects the debt securities of that series, the fiscal agency agreement, in any way and (ii) holders of debt securities of a series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or action provided by the fiscal agency agreement or the debt securities of such series to be made, given or taken by holders of debt securities of such series.

The following actions may only be taken with the written consent or affirmative vote of the holder of each debt security of an affected series:

◆	changing the due date for the payment of the principal of, any installment of interest on, or premium (if any) on the debt securities of such series;

◆	reducing the principal amount of the debt securities of such series;

◆	reducing the portion of the principal amount which is payable in the event of an acceleration of the maturity of the debt securities of such series;

◆	reducing the interest rate on the debt securities of such series;

◆	reducing the premium, if any, payable upon the redemption of any debt securities of such series;

◆	changing the currency in which any amount in respect of the debt securities of that series is payable;

◆	changing the required places at which any amount in respect of the debt securities of that series is payable;

◆	shortening the period during which Panama is not permitted to redeem the debt securities of that series;

◆	permitting Panama to redeem the debt securities of the affected series, if Panama is not otherwise permitted to redeem the debt securities of that series;

◆	reducing the proportion of the principal amount of the debt securities of that series that is required:

◇	to modify, amend or supplement the fiscal agency agreement or the terms and conditions of the debt securities of that series, or

◇	to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action; or

◇	changing the obligation of Panama to pay additional amounts under the debt securities of that series.

Panama and the fiscal agent may, without the vote or consent of any holder of debt securities of a series, modify, amend or supplement the fiscal agency agreement or the debt securities of any series for the purpose of:

◆	adding to the covenants of Panama;

◆	surrendering any right or power conferred upon Panama;

◆	securing the debt securities of that series pursuant to the requirements of the debt securities or otherwise;

◆	correcting any defective provision contained in the fiscal agency agreement or in the debt securities of that series; or

◆	amending the fiscal agency agreement or the debt securities of that series in any manner that Panama and the fiscal agent may determine and that does not adversely affect the interest of any holder of debt securities of that series.

Any modification, amendment or supplement approved in the manner described in this section shall be binding on all holders of debt securities of such series.

Judgment Currency

If a court renders a judgment in respect of amounts due to a holder of a debt security permitting Panama to pay such amounts in a currency (“judgment currency”) other than the currency in which the debt security was required to be paid by its terms (“debt security currency”), Panama and such holder are deemed to have agreed, to the fullest extent permitted under applicable law, that:

◆	the rate of exchange for determining the amount of such judgment shall be based on the rate at which such holder, using normal banking procedures, could purchase the debt security currency with the judgment currency in the relevant principal financial center for the debt security currency, two business days preceding the date of such judgment; and

◆	if on the business day following the holder’s receipt of such payment in the judgment currency, such holder is not able, in accordance with normal banking procedures, to purchase with the judgment currency at least the amount of debt security currency that was due to such holder under the original terms of the debt security, Panama will indemnify such holder for the shortfall; if such holder is able to purchase with such judgment currency an amount of debt security currency greater than that to which such holder would have been entitled, and if all of Panama’s obligations to such holder under the debt securities are fully paid, such holder agrees to remit any excess to Panama.

Tax Withholding; Payment of Additional Amounts

All payments of principal and interest in respect of the debt securities of any series by Panama will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Panama or any other jurisdiction from which or through which payment is made to holders of debt securities in respect of the debt securities, or any political subdivision or authority of or in Panama or such other jurisdiction, having power to tax (together, “Taxes”), unless such withholding or deduction is required by law. In that event, Panama shall pay such additional amounts as will result in receipt by the holders of debt securities of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any debt security of any series:

(a) to a holder where such holder is liable to pay such Taxes in respect of any debt security of such series by reason of such holder’s having some connection with Panama other than the mere holding of such debt security of such series or the receipt of principal and interest in respect thereof;

(b) to a holder who is liable for such Taxes by reason of such holder’s failure to comply with any reasonable certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Panama, or any political subdivision or taxing authority of or in Panama, of such holder or the holder of any interest in such debt security of such series or rights in respect thereof, if compliance is required by Panama, or any political subdivision or taxing authority of or in Panama, as a precondition to exemption from such deduction or withholding; provided, however, that the limitations on Panama’s obligations to pay additional amounts shall not apply if such certification, identification or other reporting requirements would be materially more onerous, in form, in procedure or in substance of information disclosed by the relevant holders or beneficial owners than comparable information or other reporting requirements imposed by United States tax law, regulation or administrative practice; or

(c) to a holder who is liable for such Taxes by reason of the failure of such holder to present such holder’s debt security for payment (where such presentation is required) within 30 calendar days after the date on which such payment thereof became due and payable or is duly provided for and notice thereof is given to the holder, whichever occurs later, except to the extent that such holder would have been entitled to additional amounts in respect of such Taxes on presenting such debt security for payment on any date within such 30 calendar days.

Any reference in this prospectus to “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under the debt securities.

Global Securities

The prospectus supplement that relates to your debt securities indicates whether any of the debt securities you purchase will be represented by a global security. The aggregate principal amount of any global security equals the sum of the principal amount of all the debt securities it represents. The global security will be registered in the name of the depositary identified in the prospectus supplement or its nominee, and will be deposited with the depositary, its nominee or a custodian.

Limitations on Your Ability to Obtain Debt Securities Registered in Your Name. The global security will not be registered in the name of any person other than the depositary or its nominee. Similarly, the global security will not be exchanged for debt securities that are registered in the name of any person other than the depositary or its nominee. An exception to these restrictions would be made only if:

◆	the depositary notifies Panama that it is unwilling, unable or no longer qualified to continue to act as depositary and Panama does not appoint a successor depositary within 90 days;

◆	at any time Panama decides it no longer wishes to have all or part of the debt securities represented by a global security; or

◆	an event of default has occurred and is continuing with respect to the series of debt securities represented by the global security.

In those circumstances, the depositary will determine in whose names to register any certificated (physical) debt securities issued in exchange for the global security. Unless otherwise specified in the prospectus supplement, these certificated (physical) debt securities will be issued:

◆	only in fully registered form;

◆	without interest coupons; and

◆	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

The depositary or its nominee will be considered the sole owner and holder of the global security for all purposes. As a result:

◆	you cannot have debt securities registered in your name for so long as they are represented by the global security;

◆	you cannot receive certificated (physical) debt securities in your name in exchange for your beneficial interest in the global security;

◆	you will not be considered to be the owner or holder of the global security or any debt securities represented by the global security for any purpose;

◆	you cannot assert any right of a holder of the debt securities unless you are authorized by the depositary and the participant through which you hold your beneficial interest; and

◆	all payments on the global security will be made to the depositary or its nominee.

In some jurisdictions, certain types of purchasers (such as some insurance companies) are not permitted to own securities represented by a global security. These laws may limit your ability to sell or transfer your beneficial interest in the global security to these types of purchasers.

Beneficial Interests in and Payments on Global Security. Institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers, are called participants. Only participants, and persons who hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

When the depositary receives payment of principal or any premium or interest on the global security, the depositary is expected to credit its participants’ accounts in amounts that correspond to their respective beneficial interests in the global security. In turn, after the participants’ accounts are credited, the participants are expected to credit the accounts of the owners of beneficial interests in the global security in amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures that govern payments, transfers, exchanges and other important matters that affect owners of beneficial interests in the global security. The depositary and its participants may change these policies and procedures from time to time. Panama has no responsibility or liability for the records of the depositary or its participants relating to the ownership of beneficial interests in the global security. Also, Panama is not responsible for maintaining, supervising or reviewing those records or payments. Panama has no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspects of the relationship between participants and owners of beneficial interests in the global security.

COLLECTIVE ACTION SECURITIES

Panama may designate a particular series of debt securities to be “Collective Action Securities,” the specific terms of which will be described in the prospectus supplement relating to such securities. Collective Action Securities will have the same terms and conditions as the securities described under the heading “Debt Securities” above, except that such Collective Action Securities shall contain different provisions relating to certain aspects of default, acceleration and voting on amendments, modifications, changes and waivers, as follows:

Acceleration of Maturity

If an event of default described under the heading “Debt Securities – Default” above occurs and is continuing with respect to any series of debt securities that have been designated Collective Action Securities, the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may, by notice to the fiscal agent, declare all the debt securities of that series to be due and payable immediately. Holders of less than 25% of the aggregate principal amount of the outstanding debt securities of that series may not, on their own, declare the debt securities of that series to be due and payable immediately. Holders of debt securities of that series may exercise these rights only by providing a written demand to Panama and the fiscal agent at a time when the event of default is continuing.

Upon any declaration of acceleration, the principal, interest and all other amounts payable on the debt securities of that series will be immediately due and payable on the date Panama receives written notice of the declaration, unless Panama has remedied the event or events of default prior to receiving the notice. The holders of 66 2/3% or more of the aggregate principal amount of the outstanding debt securities of that series may rescind a declaration of acceleration if the event or events of default giving rise to the declaration have been cured or waived.

Amendments and Waivers

Panama, the fiscal agent and the holders may generally modify or take actions with respect to the fiscal agency agreement or the terms of the debt securities of any series that have been designated Collective Action Securities with:

◆	the affirmative vote of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of that series that are represented at a duly called and held meeting; or

◆	the written consent of the holders of 66 2/3% in aggregate principal amount of the outstanding debt securities of that series.

However, the holders of not less than 75% in aggregate principal amount of the outstanding debt securities of that series, voting at a meeting or by written consent, must consent to any amendment, modification, change or waiver with respect to the debt securities of that series that would:

◆	change the due date for the payment of the principal of, or any installment of interest on, the debt securities of that series;

◆	reduce the principal amount of the debt securities of that series;

◆	reduce the portion of the principal amount that is payable in the event of an acceleration of the maturity of the debt securities of that series;

◆	reduce the interest rate or the premium payable upon early redemption of the debt securities of that series;

◆	change the currency in which any amount in respect of the debt securities of that series is payable or the place or places in which such payment is to be made;

◆	permit early redemption of the debt securities of that series or, if early redemption is already permitted, shorten the period during which Panama is not permitted to redeem the debt securities of that series;

◆	change Panama’s obligation to pay any additional amounts under the debt securities of that series;

◆	change the definition of “outstanding” with respect to the debt securities of that series;

◆	change the governing law provision of the debt securities of that series;

◆	change Panama’s appointment of an agent for the service of process or Panama’s agreement not to claim and to waive irrevocably immunity (sovereign or otherwise) in respect of any suit, action or proceeding arising out of or relating to the fiscal agency agreement or to the debt securities of that series;

◆	change the status of the debt securities of that series, as described under the heading “Debt Securities — Status of the Debt Securities” above;
◆	in connection with an offer to acquire all or any portion of the debt securities of that series, amend any event of default under the debt securities of that series; or

◆	reduce the proportion of the principal amount of the debt securities of that series that is required:

◇	to modify, amend or supplement the fiscal agency agreement or the terms and conditions of the debt securities of that series; or

◇	to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action.

Panama refers to the above subjects as “reserve matters.” A change to a reserve matter, including the payment terms of any series of debt securities that have been designated Collective Action Securities, can be made without your consent, as long as a supermajority of the holders (that is, the holders of at least 75% in aggregate principal amount of the outstanding debt securities) agrees to the change.

If both Panama and the fiscal agent agree, they may, without the vote or consent of any holder of debt securities of a series, modify, amend or supplement the fiscal agency agreement or the debt securities of any series for the purpose of:

◆	adding to the covenants of Panama;

◆	surrendering any right or power conferred upon Panama;

◆	securing the debt securities of that series pursuant to the requirements of the debt securities or otherwise;

◆	curing any ambiguity or curing, correcting or supplementing any defective provision contained in the fiscal agency agreement or in the debt securities of that series; or

◆	amending the fiscal agency agreement or the debt securities of that series in any manner which Panama and the fiscal agent may determine and that does not adversely affect the interest of any holder of debt securities of that series in any material respect.

Any modification, amendment or supplement approved in the manner described in this section shall be binding on all holders of debt securities of such series.

For purposes of determining whether the required percentage of holders of any series of debt securities that have been designated Collective Action Securities is present at a meeting of holders for quorum purposes or has approved any amendment, modification or change to, or waiver of, such debt securities or the fiscal agency agreement, or whether the required percentage of holders has delivered a notice of acceleration, debt securities owned, directly or indirectly, by or on behalf of Panama or any political subdivision or instrumentality of Panama will be disregarded and deemed not to be “outstanding.”

Except as specifically set forth in this prospectus, the other terms set forth under “Debt Securities – Meetings and Amendments”, including notice, quorum and other meeting and consent provisions, remain unchanged with respect to Collective Action Securities.

Further Issues of Debt Securities of a Series

From time to time, without the consent of holders of the debt securities of any series that have been designated Collective Action Securities, and subject to the required approvals under Panamanian law, Panama may create and issue additional debt securities with the same terms and conditions as those of the debt securities of that series (or the same except for the amount of the first interest payment and the issue price), provided that such additional debt securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such debt securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the debt securities of that series have as of the date of issuance of such additional debt securities. Panama may also consolidate the additional debt securities to form a single series with the outstanding debt securities of that series.

AGGREGATED COLLECTIVE ACTION SECURITIES

Panama may designate a particular series of debt securities to be “Aggregated Collective Action Securities,” (as distinguished from Collective Action Securities) the specific terms of which will be described in the prospectus supplement relating to such securities. Aggregated Collective Action Securities will have the same terms and conditions as the securities described under the heading “Debt Securities” above, except that such Aggregated Collective Action Securities shall contain different provisions relating to certain aspects of calling and holding of meetings, default, acceleration and voting on amendments, modifications, changes and waivers, as follows:

Acceleration of Maturity

If an event of default described under the heading “Debt Securities – Default” above occurs and is continuing with respect to any series of debt securities that have been designated Aggregated Collective Action Securities, the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may, by notice to the fiscal agent, declare all the debt securities of that series to be due and payable immediately. Holders of less than 25% of the aggregate principal amount of the outstanding debt securities of that series may not, on their own, declare the debt securities of that series to be due and payable immediately. Holders of debt securities of that series may exercise these rights only by providing a written demand to Panama and the fiscal agent at a time when the event of default is continuing.

Upon any declaration of acceleration, the principal, interest and all other amounts payable on the debt securities of that series will be immediately due and payable on the date Panama receives written notice of the declaration, unless Panama has remedied the event or events of default prior to receiving the notice. The holders of 50% or more of the aggregate principal amount of the outstanding debt securities of that series may rescind a declaration of acceleration if the event or events of default giving rise to the declaration have been cured or waived.

Meetings

General. A meeting of holders of debt securities of any series may be called at any time:

◆	to make, give or take any request, demand, authorization, direction, notice, consent, modification or other action provided for in the fiscal agency agreement or the debt securities of that series; or

◆	to modify, amend or supplement the terms of the debt securities of that series or the fiscal agency agreement.

Panama may at any time call a meeting of holders of debt securities of a series for any purpose described above. This meeting would be held at the time and place determined by Panama. If an event of default occurs and Panama or the holders of at least 10% of the aggregate principal amount of the outstanding debt securities of a series request (in writing) the fiscal agent to call a meeting, the fiscal agent will call such a meeting.

For the purpose of this prospectus, “outstanding” debt securities do not include:

◆	debt securities cancelled by or delivered for cancellation to the fiscal agent;

◆	debt securities held for reissuance but not reissued by the fiscal agent;

◆	debt securities called for redemption;

◆	debt securities which have become due and payable and for which sufficient funds to pay amounts owed under these debt securities have been paid or provided for; or

◆	debt securities of a series that have been substituted with another series of debt securities.

Notice. The notice of a meeting will set forth the time and place of the meeting and in general terms the action proposed to be taken at the meeting. This notice shall be given as provided in the terms of the debt securities. In addition, this notice shall be given between 30 and 60 days before the meeting date; however, in the case of any meeting to be reconvened after adjournment, this notice shall be given between 10 and 60 days before the meeting date.

Regulations. The fiscal agent may make reasonable and customary regulations as it deems advisable for any meeting with respect to:

◆	the proof of the holding of debt securities of a series;

◆	the appointment of proxies in respect of holder of debt securities of a series;

◆	the record date for determining the owners of debt securities of a series;

◆	the adjournment and chairmanship of such meeting;

◆	the appointment and duties of inspectors of votes, certificates and other evidence of the right to vote; and

◆	other matters concerning the conduct of the meeting that the fiscal agent deems appropriate.

Chairman. The fiscal agent will appoint a temporary chairman of the meeting by an instrument in writing. If Panama or the holders of the debt securities of a series called the meeting, however, then Panama or the holders calling the meeting, as the case may be, will appoint a temporary chairman by an instrument in writing.

A permanent chairman and a permanent secretary of the meeting shall be elected by the vote of the persons entitled to vote a majority of the principal amount of the outstanding debt securities of the series represented and voting at the meeting. The chairman of the meeting shall have no right to vote, except as a holder of debt securities of that series or proxy. To be entitled to vote at a meeting of holders of Securities of a Series, a person shall be a holder of Outstanding Securities of such Series, or, in the case of registered Securities of such Series, a person duly appointed by an instrument in writing as a proxy for such holder. If a meeting is adjourned, such meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. Notice of reconvening of any adjourned meeting shall be given as provided in the fiscal agency agreement, except that such notice need be given only once.

Record. A record, and at least one duplicate, of the proceedings of each meeting of holders will be prepared. One copy of the record of each meeting will be delivered to Panama and another to the fiscal agent to be preserved by the fiscal agent.

Amendments and Waivers

Panama, the fiscal agent and the holders may generally modify or take actions with respect to the fiscal agency agreement or the terms of the debt securities of any series that have been designated Aggregated Collective Action Securities with:

◆	the affirmative vote of the holders of more than 50% in aggregate principal amount of the outstanding debt securities of that series that are represented at a duly called and held meeting; or

◆	the written consent of the holders of more than 50% in aggregate principal amount of the outstanding debt securities of that series.

However, the holders may approve, by vote or consent through one of three modification methods, any proposed modification by Panama that would do any of the following:

◆	change the due date for the payment of the principal of (or premium, if any), or any installment of interest on, the debt securities of that series;

◆	reduce the principal amount of the debt securities of that series;

◆	reduce the portion of the principal amount that is payable in the event of an acceleration of the maturity of the debt securities of that series;

◆	reduce the interest rate or the premium payable upon early redemption of the debt securities of that series;

◆	change the currency in which any amount in respect of the debt securities of that series is payable or the place or places in which such payment is to be made;
◆	permit early redemption of the debt securities of that series or, if early redemption is already permitted, shorten the period during which Panama is not permitted to redeem the debt securities of that series;

◆	change Panama’s obligation to pay any additional amounts under the debt securities of that series;

◆	change the definition of “outstanding”, “uniformly applicable”, “reserve matter” or “reserve matter modification” with respect to the debt securities of that series;

◆	change the governing law provision of the debt securities of that series;

◆	change Panama’s appointment of an agent for the service of process or Panama’s agreement not to claim and to waive irrevocably immunity (sovereign or otherwise) in respect of any suit, action or proceeding arising out of or relating to the fiscal agency agreement or to the debt securities of that series;

◆	change the status of the debt securities of that series, as described under the heading “Debt Securities — Status of the Debt Securities” above;

◆	change the method used to calculate any amount payable on the securities of that series (other than in accordance with the express terms of the securities of that series and the fiscal agency agreement);

◆	change the identity of the obligor under the securities of that series; or

◆	reduce the proportion of the principal amount of the debt securities of that series that is required:

◇	to modify, amend or supplement the fiscal agency agreement or the terms and conditions of the debt securities of that series; or

◇	to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action.

Panama refers to the above subjects as “reserve matters.” A change to a reserve matter, including the payment terms of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

◆	the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification;

◆	where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

◆	where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

With respect to any such proposed modification that would affect the outstanding debt securities of two or more series, it is understood that any such modification that does not meet the “uniformly applicable” requirements must be effected pursuant to the third bullet above and such modification that is “uniformly applicable” may be effected pursuant to either the second or third bullet, at Panama’s option.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Panama may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Panama will provide the following information to the fiscal agent for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

◆	a description of Panama’s economic and financial circumstances that are in Panama’s opinion relevant to the request for the proposed modification, a description of Panama’s existing debts and a description of its broad policy reform program and provisional macroeconomic outlook;

◆	if Panama shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

◆	a description of Panama’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

◆	if Panama is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of global bonds has approved any amendment, modification or change to, or waiver of, the global bonds or the fiscal agency agreement, or whether the required percentage of holders has delivered a notice of acceleration of the global bonds, global bonds owned, directly or indirectly, by Panama or any public sector instrumentality of Panama will be disregarded and deemed not to be “outstanding”, except that in determining whether the fiscal agent shall be protected in relying upon any amendment, modification, change or waiver, or any notice from holders, only global bonds that the fiscal agent knows to be so owned shall be so disregarded. As used in this paragraph, “public sector instrumentality” means any department, ministry or agency of the national government of Panama, any political subdivision of Panama, or any corporation, trust, financial institution or other entity owned or controlled by the national government of Panama or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

If both Panama and the fiscal agent agree, they may, without the vote or consent of any holder of debt securities of a series, modify, amend or supplement the fiscal agency agreement or the debt securities of any series for the purpose of:

◆	adding to the covenants of Panama;

◆	surrendering any right or power conferred upon Panama;

◆	securing the debt securities of that series pursuant to the requirements of the debt securities or otherwise;

◆	curing any ambiguity or curing, correcting or supplementing any defective provision contained in the fiscal agency agreement or in the debt securities of that series; or

◆	amending the fiscal agency agreement or the debt securities of that series in any manner which Panama and the fiscal agent may determine and which does not adversely affect the interest of any holder of debt securities of that series in any material respect.

Any modification, amendment or supplement approved in the manner described in this section shall be binding on the holders of debt securities of such series.

Except as specifically set forth in this prospectus, the other terms set forth under “Debt Securities – Meetings and Amendments”, including notice, quorum and other meeting and consent provisions, remain unchanged with respect to Aggregated Collective Action Securities.

Further Issues of Debt Securities of a Series

From time to time, without the consent of holders of the debt securities of any series that have been designated Aggregated Collective Action Securities, and subject to the required approvals under Panamanian law, Panama may create and issue additional debt securities with the same terms and conditions as those of the debt securities of that series (or the same except for the amount of the first interest payment and the issue price), provided that such additional debt securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such debt securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the debt securities of that series have as of the date of issuance of such additional debt securities. Panama may also consolidate the additional debt securities to form a single series with the outstanding debt securities of that series.

WARRANTS

Panama may issue warrants or other similar securities, either separately or together with debt securities, that would entitle the holder to purchase debt securities or obligate Panama to repurchase or exchange debt securities. If Panama issues any warrants, each issue of warrants will be issued under a warrant agreement between Panama and a bank or trust company, as warrant agent. The terms of any warrant agreement related to the issue of warrants and the specific terms of the issue of warrants will be described in the prospectus supplement that relates to your particular warrants. The prospectus supplement that relates to your particular warrants or other similar securities will describe the following terms:

◆	the terms listed under the heading “Debt Securities” above as they relate to the particular debt securities you have the right to purchase if you exercise your warrants;

◆	the amount of debt securities each warrant entitles you to purchase if you exercise your warrants and the purchase price of those debt securities;

◆	the amount and type of debt securities that you may obligate Panama to purchase or exchange if you exercise your warrants or other securities and the purchase price for those debt securities;

◆	the procedures you must follow and the conditions you must satisfy to exercise your warrants or other securities;

◆	the dates on which your right to exercise your warrants or other securities begins and expires;

◆	the conditions, if any, under which Panama may cancel or terminate your warrants or other securities;

◆	whether and when your warrants or other securities and any debt securities issued together with your warrants or other securities may be sold or transferred separately;
◆	whether the certificates that represent the warrants or other securities will be issued in registered or bearer form, whether they will be exchangeable as between such forms and, if issued in registered form, whether the warrants or other securities can be transferred and registered;

◆	any special United States federal income tax considerations applicable to the issuance of your warrants or other securities; and

◆	any other terms of such warrants or other securities.

GOVERNING LAW

The fiscal agency agreement, any warrant agreement, the debt securities and any warrants will be governed by and interpreted in accordance with the laws of the State of New York, without regard to any conflicts of laws principles that would require the application of the laws of a jurisdiction other than the State of New York; provided, however, that the laws of Panama will govern all matters concerning authorization and execution of all agreements and securities by Panama. With respect to any Aggregated Collective Action debt securities, notwithstanding any reserve matter modification, the provisions of the fiscal agency agreement relating to certain aspects of calling and holding of meetings and voting on amendments, modifications, changes and waivers related to such Aggregated Collective Action Securities shall in all cases be governed by and construed in accordance with the laws of the State of New York.

JURISDICTION AND ENFORCEMENT

Panama is a foreign sovereign state. Consequently, your ability to sue Panama may be limited. Panama will irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court in New York City in any related proceeding (i.e., any suit, action or proceeding arising out of or relating to the debt securities or the warrants or other similar securities) and Panama will irrevocably agree that all claims in respect of any related proceeding may be heard and determined in such New York State or federal court.

Panama will appoint and will agree to maintain the person acting as or discharging the function of Consul General of the Republic of Panama in New York City as its process agent to receive, on behalf of Panama and its property, service of copies of the summons and complaint and any other process which may be served in any related proceedings. The address of the office of the process agent is:

1212 Avenue of the Americas

20th Floor

New York, New York 10036

Panama will irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any related proceeding and any objection to any related proceeding on the grounds of venue, residence or domicile.

To the extent that Panama has or may acquire any immunity from jurisdiction of the courts or from any legal process in the courts, Panama will irrevocably agree not to claim and will irrevocably waive any immunity in respect of any related proceeding. Panama will agree that these waivers shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States.

Notwithstanding the foregoing, the execution on or attachment of revenues, assets and property of Panama located in Panama through the Panamanian courts, both prior to and post-judgment, shall be subject to the provisions of Articles 1047, 1048, 1650 (#14) and 1939 of the Judicial Code of the Republic of Panama. Under articles 1047 and 1048, the State will be notified through the Ministry of Economy and Finance of a money judgment against it, for its payment. If within a year the judgment has not been satisfied, the court will request, through the President of the Supreme Court, that the President of the Republic make the necessary arrangements to comply with the judgment. If three years have elapsed since the date of the judgment without payment, at the request of the judgment creditor and during the next month following such request, the court will order BNP to transfer to the court’s account the amount owed to the judgment creditor. Pursuant to article 1650 the assets of the State cannot be attached. Finally, among the protections afforded to the State in civil proceedings, the State cannot be required to pay court costs and attorneys’ fees and also cannot be subject to prejudgment measures, except regarding evidentiary matters.

Moreover, Panama has not consented to service or waived sovereign immunity with respect to actions brought against it under United States federal securities laws or any State securities laws. In the absence of a waiver of immunity by Panama with respect to these actions, it would not be possible to obtain a judgment in such an action brought against Panama in a court in the United States unless the court were to determine that Panama is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to such action. Further, even if a United States judgment could be obtained in such an action, it may not be possible to enforce in Panama a judgment based on such a United States judgment. Execution upon property of Panama located in the United States to enforce a United States judgment may not be possible except under the limited circumstances specified in the Foreign Sovereign Immunities Act.

PLAN OF DISTRIBUTION

Panama or the selling securityholder may sell any combination of the debt securities and/or warrants or other similar securities in any of the following ways:

◆	through underwriters or dealers;

◆	directly by Panama or the selling securityholder to one or more purchasers through a specific bidding or auction process or otherwise;

◆	through agents;

◆	through a combination of any such methods of sale; or

◆	through any other methods described in a prospectus supplement.

In addition, the manner in which Panama may sell some or all of the debt securities and/or warrants covered by this prospectus and the manner in which the selling securityholder may sell its debt securities and/or warrants, include through:

◆	a block trade in which a broker-dealer will attempt to sell as agent but may position or resell a portion of the block as principal in order to facilitate the transaction;

◆	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

◆	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

◆	privately negotiated transactions.

In addition, the selling securityholder also may sell its debt securities and/or warrants in accordance with Rule 144 or other exemptions available under the United States Securities Act of 1933, rather than under this prospectus.

Each prospectus supplement will set forth:

◆	the name or names of any underwriters or agents;

◆	the purchase price of the securities of that series;

◆	the net proceeds to Panama from the sale of the securities;

◆	any underwriting discounts, agent commissions or other items constituting underwriters’ or agents’ compensation;

◆	any initial public offering price;

◆	any discounts or concessions allowed or reallowed or paid to dealers; and

◆	any securities exchanges on which the securities may be listed.

The securities may be sold from time to time in distinct series by different means at different prices that are negotiated and fixed or that vary based on market prices.

If underwriters are used in the sale of securities, the underwriters will acquire these securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. Panama or the selling securityholder may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Panama or the selling securityholder may also sell securities of any series directly to the public or through agents designated by Panama or the selling securityholder from time to time. Unless otherwise specified in the applicable prospectus supplement, an agent used in the sale of securities will sell the securities on a reasonable best efforts basis for the period of its appointment. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

FINRA guidelines prescribe the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to this prospectus and any applicable prospectus supplement.

Panama or the selling securityholder may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from Panama under “delayed delivery” contracts. Purchasers of securities under delayed delivery contracts will pay the public offering price plus accrued interest, if any, and will take delivery of these securities on a date or dates stated in the applicable prospectus supplement. Delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement. The applicable prospectus supplement will set forth the commission payable for solicitation of these delayed delivery contracts.

Panama may offer the securities of any series to present holders of other securities of Panama as consideration for the purchase or exchange by Panama of other securities. This offer may be in connection with a publicly announced tender, exchange or other offer for these securities or in privately negotiated transactions. This offering may be in addition to or in lieu of sales of securities directly or through underwriters or agents as set forth in the applicable prospectus supplement.

Panama or the selling securityholder may agree to indemnify agents and underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, or to contribute to payments which the agents or underwriters may be required to make in respect of any of these liabilities. Agents and underwriters may engage in transactions with or perform services for Panama or the selling securityholder in the ordinary course of business.

SELLING SECURITYHOLDER

The Savings Fund Trust is a trust formed under the laws of the Republic of Panama, and was created pursuant to Law No. 38 of June 5, 2012 (as published in the Official Gazette on June 6, 2012), as amended, and Executive Decree 1068 of September 6, 2012, to establish a long-term saving mechanism for the country in order to provide a stabilization mechanism in emergency circumstances and in the event of an economic slowdown and to reduce the need to finance such events with debt instruments. The Ministry of Economy and Finance acts as settlor for the Savings Fund and Banco Nacional de Panamá acts as its trustee.

Since January 1, 2015, the selling securityholder may acquire debt securities of the Republic of Panama in the secondary market.

VALIDITY OF THE SECURITIES

The validity of the debt securities and warrants or other similar securities will be passed upon for Panama by the Procurador de la Administración of Panama, or by a duly authorized attorney of the Procuraduría de la Administración and by Arnold & Porter Kaye Scholer LLP, United States counsel to Panama, and for the underwriters, if any, by United States counsel and Panamanian counsel to the underwriters named in the applicable prospectus supplement.

As to all matters of Panamanian law, Arnold & Porter Kaye Scholer LLP may rely on the opinion of the Procurador de la

Administración or a duly authorized attorney of the Procuraduría de la Administración. As to all matters of United States law, the Procurador de la Administración or a duly authorized attorney of the Procuraduría de la Administración may rely on the opinion of Arnold & Porter Kaye Scholer LLP. Certain statements with respect to matters of Panamanian law in this prospectus have been passed upon by the Procurador de la Administración or a duly authorized attorney of the Procuraduría de la Administración, and are made upon the authority of such person.

OFFICIAL STATEMENTS

Information included in this prospectus which is identified as being derived from a publication of, or supplied by, Panama or one of its agencies or instrumentalities is included on the authority of that publication as a public official document of Panama. All other information in this prospectus and the registration statement (of which this prospectus is a part) is included as a public official statement made on the authority of Héctor E. Alexander H., the Minister of Economy and Finance of the Republic of Panama.

AUTHORIZED REPRESENTATIVE

The authorized representative of Panama in the United States of America is the Ambassador of Panama to the United States of America, whose address is:

Embassy of Panama

2862 McGill Terrace, N.W.

Washington, D.C. 20008

GLOSSARY

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Indebtedness” means any payment obligation (whether pursuant to a guarantee or otherwise), including any contingent liability, for borrowed money or arising from bonds, debentures, notes or similar instruments.

“Lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from revenues or the proceeds of any asset of any kind whether in effect on the date the fiscal agency agreement becomes effective or at any time thereafter.

“Mixed Companies” means the following companies or their successors: AES Panamá, S.A.; Bahía Las Minas Corp.; Cable & Wireless Panamá, S.A.; Elektra Noreste, S.A.; Empresa de Distribución Eléctrica Chiriquí, S.A.; Empresa de Distribución Eléctrica Metro-Oeste, S.A.; Enel Fortuna, S.A.; Energía y Servicios de Panamá, S.A.; Panamá Ports Company, S.A. and Petroterminal de Panamá, S.A.

“Public External Indebtedness” means any Public Indebtedness which is not issued pursuant to agreements or evidenced by instruments that submit the resolution of all disputes arising thereunder to the exclusive jurisdiction of the courts of Panama.

“Public Indebtedness” means any Indebtedness of, or guaranteed by, Panama which:

◆	is publicly offered or privately placed in securities markets;
◆	is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof;

◆	is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, securities eligible for sale pursuant to Rule 144A under the United States Securities Act of 1933 (or any successor law or regulation of similar effect)); and

◆	has an original maturity of more than one year or is combined with a commitment so that the original maturity of one year or less may be extended at the option of Panama to a period in excess of one year.

THE ISSUER

The Republic of Panama

Ministerio de Economía y Finanzas

Dirección de Financiamento Público

Vía España y Calle 52

Edificio Ogawa, Piso 4

Panama, Republic of Panama

+ 507 507 7000

FISCAL AGENT, PAYING AGENT AND TRANSFER AGENT The Bank of New York Mellon 240 Greenwich Street, 7th Floor New York, New York 10286 United States

LEGAL ADVISORS

To Panama, as to U.S. law:

Arnold & Porter

250 West 55th Street

New York, New York 10019

United States

To Panama, as to Panamanian law:

Dr. Rigoberto González Montenegro

Procurador de la Administración

Apartado Postal 10288, Zona 4

Panama, Republic of Panama

To the Underwriters,
as to U.S. law:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

United States

To the Underwriters, as to
Panamanian law:

Arias, Fábrega & Fábrega

ARIFA Building, 10th Floor, West Boulevard

Santa Maria Business District

Panama, Republic of Panama

LUXEMBOURG LISTING AGENT

The Bank of New York

Mellon S.A./N.V., Luxembourg Branch

Vertigo Building-Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

Luxembourg